Exhibit 10.2

Execution Copy
Confidential Treatment Requested
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission.
Asterisks denote omissions.

WEBBANK
and
LENDINGCLUB CORPORATION

MARKETING AND PROGRAM MANAGEMENT AGREEMENT

Dated as of
February 25, 2016

SCHEDULES AND EXHIBITS

SCHEDULE 1	Definitions
SCHEDULE 41	Additional Terms
EXHIBIT A	The Program
EXHIBIT B	Credit Policy
EXHIBIT C	Form of Application
EXHIBIT D	Borrower Account and Loan Documentation
EXHIBIT E	Bank Secrecy Act Policy
EXHIBIT F	Sample Funding Statement
EXHIBIT G	Third-Party Service Contractors
EXHIBIT H	Insurance Requirements
EXHIBIT I	Program Compliance Manual

This MARKETING AND PROGRAM MANAGEMENT AGREEMENT (this “Agreement”), dated as of February 25, 2016 (“Effective Date”), is made by and between WEBBANK, a Utah-chartered industrial bank having its principal location in Salt Lake City, Utah (“Bank”), and LENDINGCLUB CORPORATION, a Delaware corporation, having its principal location in San Francisco, California (“Company”).
WHEREAS, Company has developed on online platform through which consumers and businesses can apply for credit from credit-issuing banks that originate and issue loans or lines of credit through the platform;
WHEREAS, Bank is in the business of originating various types of consumer and business loans, including loans and lines of credit;
WHEREAS, the Parties have developed a program pursuant to which, subject to Bank’s direction and oversight, Company markets and Bank originates installment loans and lines of credit for qualifying consumers and businesses identified by Company, pursuant to a Third Amended and Restated Loan Account Program Agreement dated as of March 10, 2015 (the “Existing Program Agreement”); and
WHEREAS, effective as of the Effective Date, the Parties desire to amend and restate the terms of their Existing Program Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Company mutually agree as follows:

1.	Definitions; Effectiveness.

(a)	The terms used in this Agreement shall be defined as set forth in Schedule 1, and the rules of construction set forth in Schedule 1 shall apply to this Agreement.

(b)
This Agreement shall be effective as of the Effective Date and, as of the Effective Date, shall supersede and replace the Existing Program Agreement. This Agreement shall apply to all Loans originated by Bank during the term of this Agreement, on or after the Effective Date.

(c)
All Loans originated by Bank prior to the Effective Date shall be governed by the terms of the Existing Program Agreement as in effect at the time that such Loans were originated, and shall not be subject to the terms of this Agreement.

(d)	This Agreement shall not operate so as to render invalid or improper any action heretofore taken under the Existing Program Agreement.

2.
Marketing of the Program and Loans. Company shall promote and otherwise market the Program and the Loans. Marketing may include the use of third parties, including joint marketing agreements with other institutions, including financial institutions, all of which shall be within the scope of the Program and subject to the approval of Bank. In performing such promotion and other marketing services, Company may use any form of media, provided that Company shall discontinue the use of any specific form of media or media channel if directed to do so by Bank. Bank agrees that Company may refer to Bank and the Program in promotional and marketing materials, including marketing scripts, upon the condition that any references to Bank and/or the

Program in any such materials (and any changes in such materials) must receive the prior written approval of Bank. Bank may require a change in such materials upon written notice provided to Company to the extent that such change is required by Applicable Laws, or to the extent that Bank determines such change is necessitated by safety and soundness concerns based upon standards established by a Regulatory Authority. Company shall ensure that all promotional and marketing materials shall be accurate and not misleading in all material respects. Company shall ensure that all promotional and marketing materials and strategies comply with Applicable Laws. The Parties will prepare a style guide to set forth rules regarding the usage of Bank’s name and the Program description and other matters that, when used by Company, shall be deemed to be approved by Bank; such style guide may be changed from time to time by Bank upon written notice to Company. The Parties also shall cooperate to develop and document a mutually agreed upon process for review of promotional and marketing materials, provided, however, that the failure of Bank to adhere to such process shall not be considered a breach of this Agreement.

3.
Extension of Credit. Upon approval of an Application, Bank shall originate a Borrower Account for the Applicant (unless the Applicant already has a Borrower Account through the Program with Bank, in which case a Loan would be originated through such existing Borrower Account), and any Loans to be made to that Applicant shall be issued under the Borrower Account for as long as the Borrower Account remains open. Company acknowledges that approval of an Application creates a creditor-borrower relationship between Bank and Borrower which involves, among other things, the disbursement of Loan Proceeds. Nothing in this Agreement shall obligate Bank to extend credit to an Applicant or disburse Loan Proceeds if Bank determines that doing so would be an unsafe or unsound banking practice. Bank shall use reasonable commercial efforts to provide Company prior notice of a decision not to extend credit to an Applicant or disburse Loan Proceeds in reliance on the preceding sentence and, in all instances where Bank does not provide such prior notice, Bank shall provide Company prompt notice after making a decision not to extend credit to an Applicant or disburse Loan Proceeds in reliance on the preceding sentence.

4.
Finance Documents and Credit Policy. The following documents, terms and procedures (“Finance Materials”) that have been approved by Bank and that will be used by Bank initially with respect to the Borrower Accounts and Loans are attached to this Agreement: (i) the Program description as Exhibit A; (ii) Credit Policy(ies) as Exhibit B; (iii) form(s) of Application(s), including disclosures required by Applicable Laws, as Exhibit C; and (iv) form(s) of Borrower Account Agreement(s) and Loan Agreement(s), privacy policy and privacy notices, and all other Applicant and Borrower communications as Exhibit D. The Finance Materials shall not be changed without the prior written consent of both Parties; provided, however, that Bank may change the Finance Materials upon written notice provided to Company but without Company’s prior written consent, to the extent that such change is required by Applicable Laws or necessitated by safety and soundness concerns or the direction of a Regulatory Authority of Bank. Changes to the Finance Materials that are adopted pursuant to the prior sentence do not require changing the Exhibits to this Agreement. Multiple versions of the Finance Materials may be in effect at the same time, for example in order to apply to different types of Loans (e.g., consumer-purpose and business-purpose). The Parties acknowledge that each Borrower Account Agreement, Loan Agreement and all other documents referring to the creditor for the Program shall identify Bank as the creditor for the Loans. Company shall ensure that the Finance Materials comply with Applicable Laws.

5.	Loan Processing and Origination.

(a)
Company shall solicit Applications from Applicants and shall process such Applications on behalf of Bank (including retrieving credit reports) to determine whether the Applicant meets the eligibility criteria set forth in the Bank’s Credit Policy and Bank’s “Know Your Customer” and anti-money laundering criteria (collectively, the “Bank Secrecy Act Policy”), which is attached hereto as Exhibit E, and which may be updated by Bank from time to time and such updates shall be effective upon notice to Company as set forth herein. Company shall respond to all inquiries from Applicants regarding the application process.

(b)
Company shall forward to Bank mutually agreed information including name, address, social security number or taxpayer identification number, and date of birth (if applicable) regarding Applicants who meet the eligibility criteria set forth in a Credit Policy. Such Borrower information shall be deemed to be the Bank’s Confidential Information at the time of Application and shall remain the property of the Bank as long as the Borrower Account remains open and owned by Bank. Company shall have no discretion to override a Credit Policy with respect to any Applications.

(c)
Subject to the terms of this Agreement, Bank shall establish Borrower Accounts and Loans and make Loan Advances with respect to Applicants who meet the eligibility criteria set forth in Bank’s applicable Credit Policy. An Applicant who already has a Borrower Account may, in accordance with the applicable Credit Policy, apply for a Loan to be issued by Bank under the existing Borrower Account.

(d)
Pursuant to procedures mutually agreed to by the Parties, on behalf of Bank, Company shall deliver adverse action notices to Applicants who do not meet Credit Policy criteria or are otherwise denied by Bank.

(e)
Company shall deliver Program privacy notices, Borrower Account Agreements, and Loan Agreements to Borrowers. Company shall be solely responsible for filing and maintaining any Borrower-facing security agreements, financing statements, and other lien recordations, if any, in connection with Loans. Bank will provide prompt reasonable assistance as to such filings upon the request of Company.

(f)
Company shall hold and maintain, as custodian, and in trust, for Bank, all documents of Bank pertaining to Borrower Accounts and Loans. Company shall periodically provide to Bank copies of records required to be maintained under the Bank Secrecy Act Policy and such other documents regarding Borrower Accounts and Loans as requested by Bank, at intervals mutually agreed to by the Parties, but no less frequently than monthly.

(g)
Pursuant to Section 16, as Bank reasonably requires and upon reasonable advance written notice to Company, Bank will periodically audit Company for compliance with the terms of this Section 5 and the Agreement as a whole, including compliance with the standards set forth herein for Loan origination.

(h)
Bank shall pay to Company the Transaction Fee, in consideration for Company’s marketing and facilitation activities with respect to Bank’s origination of a Borrower Account and a Loan. The Transaction Fee for a Loan shall be paid by Bank to Company on the day that a Loan is funded as provided in Section 6(a) (and, for a Loan that is a Line of Credit, shall be paid with respect to each Loan Advance on the date that a Loan Advance is funded). Bank shall transfer by wire transfer, or initiate a transfer by ACH, to an account designated by Company by no later than 3:00 PM Mountain Time on each Funding Date the aggregate Transaction Fee set forth on the Funding Statement.

(i)	During the period during which the Loans or Borrower Accounts (respectively) are owned by Bank, Company will:

(1)	take all actions reasonably necessary to effect and maintain Bank’s ownership interest in the Loans and Borrower Accounts; and

(2)
not create or suffer to exist by its actions or inactions where there was a duty to act (by operation of law or otherwise) any lien, encumbrance or security interest upon or with respect to any of the Loans or Borrower Accounts. Company shall immediately notify Bank of the existence of any such lien, encumbrance or security interest (other than any lien, encumbrance or security interest created by, at the direction of, or with the consent of Bank) and shall defend the right, title and interest in, to and under the Loans and Borrower Accounts against all claims of third parties (other than a claim based on any lien, encumbrance or security interest created by, at the direction of, or with the consent of Bank).

(j)	Company shall service the Borrower Accounts and the Loans in accordance with industry standards customary for loans and notes of the same general type and character.

(k)
All materials, documents, communications, forms, templates, policies, and procedures used by Company to service the Borrower Accounts and Loans (“Servicing Materials”) shall be subject to the advance approval of Bank. The Servicing Materials may be changed only with the prior written consent of both Parties; provided, that Bank may change the Servicing Materials upon written notice provided to Company but without Company’s prior written consent, to the extent that such change is required by Applicable Laws, or to the extent that Bank determines such change is necessitated by safety and soundness concerns. Company shall ensure that all Servicing Materials shall comply with Applicable Laws and shall be accurate and not misleading in all material respects.

(l)
Company shall perform the obligations described in this Section 5 and deliver any customer communications to Applicants and Borrowers as necessary to carry on the Program, all at Company’s own cost and in accordance with Applicable Laws.

6.	Funding Loans.

(a)
Company shall provide a Funding Statement to Bank by e-mail or as otherwise mutually agreed by the Parties by 1:00 PM Mountain Time on each Funding Date. Each Funding Statement shall (i) identify those Applicants whose Applications satisfy the requirements of a Credit Policy and with respect to whom Company requests that Bank establish Loans (or fund Loan Advances), (ii) provide the Funding Amount to be disbursed by Bank on such Funding Date, including instructions for the disbursement of Loan Proceeds to or on behalf of each Borrower, and (iii) provide the aggregate Transaction Fee related to such Loans. The Funding Statement shall be in the form of Exhibit F.

(b)
Subject to timely receipt of the Funding Statement, including receipt from Company of instructions for the disbursement of Loan Proceeds to or on behalf of each Borrower, Bank shall initiate the disbursement of Loan Proceeds to or on behalf of Borrowers in accordance with the procedures determined by the Parties, by no later than 5:00 PM Mountain Time on each Funding Date. Bank shall retain the Loan Origination Fees for Bank’s account.

(c)
To the extent that the aggregate principal balance of Loans held by Bank (or its Affiliates) would exceed the Program Threshold Amount following the funding of any Loan or Loan Advance, Bank may elect not to fund such Loan or Loan Advance. Company may request an increase in the Program Threshold Amount at any time by providing written notice to Bank, specifying the increased Program Threshold Amount requested and accompanied by information supporting Company’s conclusion that the proposed increased Program Threshold Amount is reasonably necessary to support the expected growth in Program volume. Bank shall approve or reject any such request within ten (10) Business Days, and shall use reasonable best efforts to provide its approval or rejection more quickly.

(d)
The obligations of Bank to disburse Loan Proceeds, as provided in Section 6(b), and to pay the Transaction Fee, as provided in Section 5(h), are subject to the satisfaction of the following conditions precedent immediately prior to each disbursement of Loan Proceeds by Bank:

(1)
the representations and warranties of Company set forth in the Program Documents shall be true and correct in all material respects at the time of or prior to each disbursement of Loan Proceeds by Bank as though made as of the time Bank disburses such Loan Proceeds; and

(2)	the obligations of Company set forth in the Program Documents to be performed prior to each disbursement of Loan Proceeds by Bank shall have been performed prior to each such disbursement.

7.	Representations and Warranties.

(a)	Bank hereby represents and warrants, as of the Effective Date, or covenants, as applicable, to Company that:

(1)
Bank is an FDIC-insured Utah-chartered industrial bank, duly organized, validly existing under the laws of the State of Utah and has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the charter or bylaws of Bank and will not result in a material breach of or constitute a default under, or require any consent under, any indenture, loan or agreement to which Bank is a party;

(2)
All approvals, authorizations, licenses, registrations, consents, and other actions by, notices to, and filings with, any Person that may be required in connection with the execution, delivery, and performance of this Agreement by Bank, have been obtained;

(3)
This Agreement constitutes a legal, valid, and binding obligation of Bank, enforceable against Bank in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect, including the rights and obligations of receivers and conservators under 12 U.S.C. §§ 1821 (d) and (e), which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(4)
There are no proceedings or investigations pending or, to the best knowledge of Bank, threatened against Bank (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by Bank pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Bank, would materially and adversely affect the performance by Bank of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) would have a materially adverse financial effect on Bank or its operations if resolved adversely to it; provided, however, that Bank makes no representation or warranty regarding the examination of Bank by the FDIC or the Utah Department of Financial Institutions, or any actions resulting from such examination;

(5)	Bank is not Insolvent;

(6)
The execution, delivery and performance of this Agreement by Bank comply with Utah and federal banking laws specifically applicable to Bank’s operations; provided that, except as expressly set forth herein, Bank makes no representation or warranty regarding compliance with Utah or federal banking laws relating to consumer or other borrower protection, consumer or business lending, usury, loan collection, anti-money laundering, data security or privacy;

(7)
To the extent that Bank receives non-public personally identifiable information from the Company or the Borrower, Bank will comply with all Applicable Laws related to the protection and retention of such information; and

(8)
The Proprietary Materials Bank licenses to Company pursuant to Section 12, and their use as contemplated by this Agreement, do not violate or infringe upon, or constitute an infringement or misappropriation of, any U.S. patent, copyright or U.S. trademark, service mark, trade name or trade secret of any person or entity and Bank has the right to grant the licenses set forth in Section 12 below.

(b)	Company hereby represents and warrants, as of the Effective Date, or covenants, as applicable, to Bank that:

(1)
Company is a corporation, duly organized and validly existing in good standing under the laws of the State of Delaware, and has full power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the articles or bylaws of Company and will not result in a material breach of or constitute a default under or require any consent under any indenture, loan, or agreement to which Company is a party;

(2)
All approvals, authorizations, consents, and other actions by, notices to, and filings with any Person required to be obtained for the execution, delivery, and performance of this Agreement by Company, have been obtained;

(3)
This Agreement constitutes a legal, valid, and binding obligation of Company, enforceable against Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(4)
There are no proceedings or investigations pending or, to the best knowledge of Company, threatened against Company (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by Company pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Company, would materially and adversely affect the performance by Company of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, or (v) that would have a materially adverse financial effect on Company or its operations if resolved adversely to it;

(5)	Company is not Insolvent;

(6)	The execution, delivery and performance of this Agreement by Company, the Finance Materials and the promotional and marketing materials and strategies shall all comply with Applicable Laws;

(7)
The Proprietary Materials Company licenses to Bank pursuant to Section 12, and their use as contemplated by this Agreement, do not violate or infringe upon, or constitute an infringement or misappropriation of, any U.S. patent, copyright or U.S. trademark, service mark, trade name or trade secret of any person or entity and Company has the right to grant the license set forth in Section 12 below; and

(8)
Company shall comply with Title V of the Gramm-Leach-Bliley Act and the implementing regulations of the FDIC, including but not limited to applicable limits on the use, disclosure, storage, safeguarding and destruction of Applicant information, and shall maintain data security and disaster recovery protections that at the least are consistent with industry standards for the consumer lending industry.

(c)	Company hereby represents and warrants to Bank as of each Funding Date that:

(1)
For each Loan and each disbursement of Loan Proceeds: (i) to the best of Company’s knowledge, all information in the related Application is true and correct; (ii) assuming the mental capacity of the borrower (and Company has no knowledge that the borrower lacks mental capacity), the Loan is fully enforceable and all required disclosures to Borrowers have been delivered in compliance with Applicable Laws, and is not subject to any defense, counterclaim, recoupment or right of setoff or rescission; (iii) the Loan Agreement and all other Loan documents are genuine and, contain complete and accurate information as provided to Company (and Company has no knowledge of inaccuracy of such information), conform to the requirements of the Program, were prepared in conformity with the Program Compliance Manual, and represent the entire agreement between Bank and the Borrower; (iv) the Applicant has agreed to the Borrower Agreement, is of a sufficient age, and to the knowledge of Company has legal capacity, to enter into, execute and deliver the Loan Agreement and the Borrower Agreement; (v) the terms, covenants and conditions of the Loan and the Borrower Account have not been waived, altered, impaired, modified or amended in any respect; (vi) all necessary approvals required to be obtained by Company have been obtained; (vii) principal payments of, and interest payments on, the Loan are payable to Bank and its successors and assigns in legal tender of the United States, and will not be made by the Company or any of its affiliates; (viii) the Loan does not contain any provision pursuant to which monthly payments are paid by any source other than the Borrower or that may constitute a “buydown” provision, and the Loan is not a graduated payment consumer loan, and does not have a shared appreciation or contingent interest feature; (ix) the Loan is denominated in dollars, and the billing address of the related Borrower and the bank account used for payments via ACH transfers on the Loan are each located in the United States; (x) Company has fulfilled all of its obligations with respect to the origination of the Loan; (xi) Company has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the applicable Borrower, directly or indirectly, for the payment of any amount required by the Loan; and (xii) any automated data processing systems used by or on behalf of Company in connection with Loan origination comply with Applicable Laws; and (xiii) nothing exists as to the Company or its business that would prohibit the sale of the Loans or Receivables by Bank;

(2)
Each Borrower listed on a Funding Statement is eligible for a Loan (and a Loan Advance, as applicable) under the applicable Credit Policy, as in effect from time to time; each Borrower has submitted and completed an electronically executed Application;

(3)	The origination of the Loan will, assuming performance by Bank of its obligations under this Agreement, comply with all Applicable Laws;

(4)
Company has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Loans nor authorized the filing of, and is not aware of, any financing statements against the Company that include a description of collateral covering any portion of the Loans (except for Loans that have been sold by Bank under the Program Documents and any UCC filed pursuant thereto); the Loan Agreement or other record that constitutes or evidences a Loan does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person (except for Loans that have been sold by Bank under the Program Documents) or as directed by the Bank;

(5)	The Loan constitutes a “payment intangible” within the meaning of Article 9 of the Uniform Commercial Code;

(6)
Company has not entered into any agreement with the Borrower except in a form agreed to by Bank, and no agreement between Company and Borrower prohibits, restricts or conditions the assignment of a Loan;

(7)
All information provided by Company to Bank in connection with a Loan or Borrower Account is true and correct (other than information provided by a Borrower or a credit reporting agency to Company, which is true and correct to the best of Company’s knowledge);

(8)	Each Loan is readily identifiable by the loan identification number ascribed thereto and no other outstanding Loan has the same loan identification number; and

(9)	The information on each Funding Statement is true and correct in all respects.

(d)
The representations and warranties of Bank and Company contained in this Section 7, except those representations and warranties contained in subsections 7(a)(4) and 7(b)(4), are made continuously throughout the term of this Agreement. In the event that any investigation or proceeding of the nature described in subsections 7(a)(4) and 7(b)(4) is instituted or threatened against either Party, such Party shall promptly notify the other Party of the pending or threatened investigation or proceeding (unless prohibited from doing so by Applicable Laws or the direction of a Regulatory Authority).

8.	Other Relationships with Borrowers.

(a)
Separate from the obligation to market Loans offered by Bank, and subject to the Program privacy policy and Applicable Laws, Company shall have the right, at its own expense, to solicit Applicants and/or Borrowers with offerings of any goods and services from Company and parties other than Bank, provided, however, that in the event that Company uses Bank’s name and/or Proprietary Materials in connection with such offerings, Company shall obtain Bank’s prior approval for such use.

(b)
Except as necessary to carry out its rights and responsibilities under the Program Documents, Bank shall not use Applicant and/or Borrower information and shall not provide or disclose any Applicant and/or Borrower information to any Person, except to the extent required to do so under Applicable Laws or legal process.

(c)
Notwithstanding subsection 8(b), (i) Bank may make solicitations for goods and services to the public, which may include one or more Applicants or Borrowers; provided that Bank does not (A) target such solicitations to specific Applicants and/or Borrowers, or

(B) refer to or otherwise use the name of Company; and (ii) Bank shall not be obligated to redact the names of Applicants and/or Borrowers from marketing lists acquired from third parties (e.g., subscription lists) that Bank uses for solicitations.

(d)	The terms of this Section 8 shall survive the expiration or earlier termination of this Agreement.

9.	Indemnification.

(a)
Company agrees to defend, indemnify, and hold harmless Bank and its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities (the “Indemnified Parties”) from and against any and all claims, actions, liability, judgments, damages, costs and expenses, including reasonable attorneys’ fees (“Losses”) to the extent arising from Bank’s participation in the Program and the Prior Programs as contemplated by the Program Documents and the Prior Program Documents (including Losses arising from a violation of Applicable Laws or a breach by Company or its agents or representatives of any of Company’s representations, warranties, obligations or undertakings under the Program Documents and the Prior Program Documents). Notwithstanding the foregoing, Company shall not be obligated to indemnify any Indemnified Parties to the extent of: (i) Losses that arise from the gross negligence or willful misconduct of Bank, or its officers, directors, employees or agents (other than Company and its agents), or (ii) Excluded Servicing Losses.

(b)
To the extent permitted by Applicable Laws, any Indemnified Party seeking indemnification hereunder shall promptly notify Company, in writing, of any notice of the assertion by any third party of any claim or of the commencement by any third party of any legal or regulatory proceeding, arbitration or action, or if the Indemnified Party determines the existence of any such claim or the commencement by any third party of any such legal or regulatory proceeding, arbitration or action, whether or not the same shall have been asserted or initiated, in any case with respect to which Company is or may be obligated to provide indemnification (an “Indemnifiable Claim”), specifying in reasonable detail the nature of the claim and, if known, the amount or an estimate of the amount of the Loss; provided, that failure to promptly give such notice shall only limit the liability of Company to the extent of the actual prejudice, if any, suffered by Company as a result of such failure. The Indemnified Party shall provide to Company as promptly as practicable thereafter information and documentation reasonably requested by Company to defend against the Indemnifiable Claim.

(c)
Company shall have ten (10) days after receipt of any notification of an Indemnifiable Claim (a “Claim Notice”) to notify the Indemnified Party in writing of Company’s election to assume the defense of the Indemnifiable Claim and, through counsel of the Company’s own choosing, and at its own expense, to commence the settlement or defense thereof, and the Indemnified Party shall cooperate with Company in connection therewith if such cooperation is so requested and the request is reasonable; provided that Company shall hold the Indemnified Party harmless from all its reasonable out-of-pocket expenses, including reasonable attorneys’ fees, incurred in connection with the Indemnified Party’s cooperation; provided, further, that if the Indemnifiable Claim relates to a matter before a Regulatory Authority, the Indemnified Party may elect, upon written notice to Company (the “Assumption Notice”), to assume the defense of the

Indemnifiable Claim at the cost of and with the cooperation of Company. If the Company assumes responsibility for the settlement or defense of any such claim, (i) Company shall permit the Indemnified Party to participate at the Indemnified Party’s expense (for which no claim of Losses shall be made) in such settlement or defense through counsel chosen by the Indemnified Party; provided that, in the event that both Company and the Indemnified Party are defendants in the proceeding and the Indemnified Party has reasonably determined and notified Company that representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them, then the reasonable fees and expenses of one such counsel for all Indemnified Parties in the aggregate shall be borne by Company; and (ii) Company shall not settle any Indemnifiable Claim without the Indemnified Party’s consent.

(d)
If the Company does not notify the Indemnified Party in writing within ten (10) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, or if Company fails to contest vigorously any such Indemnifiable Claim, or if the Indemnified Party elects to control the defense of an Indemnifiable Claim before a Regulatory Authority as permitted by Section 9(c), then, in each case, the Indemnified Party shall have the right, upon reasonable written notice to the Company, to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided that the Indemnified Party shall notify Company in writing prior thereto of any compromise or settlement of any such Indemnifiable Claim. No action taken by the Indemnified Party pursuant to this paragraph (d) shall deprive the Indemnified Party of its rights to indemnification pursuant to this Section 9.

(e)	All amounts due under this Section 9 shall be payable not later than ten (10) days after receipt of the written demand therefor.

(f)	The terms of this Section 9 shall survive the expiration or earlier termination of this Agreement.

10.	Term and Termination.

(a)
This Agreement shall have an initial term beginning on the Effective Date and ending on January 31, 2020 (the “Initial Term”) and shall renew automatically for two (2) successive terms of one (1) year each (each a “Renewal Term,” collectively, the Initial Term and Renewal Term(s) shall be referred to as the “Term”), unless either Party provides notice of non-renewal to the other Party at least one hundred eighty (180) days prior to the end of the Initial Term or any Renewal Term or this Agreement is earlier terminated in accordance with the provisions hereof.

(b)	This Agreement shall terminate immediately upon the expiration or earlier termination of either the Loan Sale Agreement or the Servicing Agreement.

(c)	Bank shall have the right to terminate this Agreement immediately upon written notice to Company if:

(1)	based upon the opinion of counsel, Bank’s continued participation in the Program would be in violation of Applicable Law or has been prohibited pursuant to an order or other action, including any letter or directive of any kind, by a Regulatory Authority;

(2)
a Regulatory Authority with jurisdiction over Bank has provided, formally or informally, concerns about the Program and Bank determines, in its sole discretion, and based upon the opinion of counsel, that its rights and remedies under this Agreement are not sufficient to protect Bank fully against the potential consequences of such concerns;

(3)	a fine or penalty has been assessed against Bank by a Regulatory Authority in connection with the Program, including as a result of a consent order or stipulated judgment;

(4)
Company defaults on its obligation to make a payment to Bank as provided in Schedule 2 of the Loan Sale Agreement or Section 3.2(d) of the Servicing Agreement and fails to cure such default within one (1) Business Day of receiving notice of such default from Bank; (ii) if Company defaults on its obligation to make a payment to Bank as provided in Schedule 2 of the Loan Sale Agreement or Section 3.2(d) of the Servicing Agreement more than once in any three (3) month period; or (iii) if Company fails to maintain the Required Balance in the Collateral Account as required by Schedule 31 of the Loan Sale Agreement; or

(5)
there is a Change of Control of Company and the Bank exercises its termination right pursuant to this clause (5) not later than forty-five (45) days following receipt of the Company’s notice of such Change of Control of Company.

(d)	A Party shall have a right to terminate this Agreement immediately upon written notice to the other Party in any of the following circumstances:

(1)
any representation or warranty made by the other Party in this Agreement shall be incorrect in any material respect and shall not have been corrected within thirty (30) Business Days after written notice thereof has been given to such other Party;

(2)
the other Party shall default in the performance of any obligation or undertaking under this Agreement and such default shall continue for thirty (30) Business Days after written notice thereof has been given to such other Party;

(3)
the other Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official or to any involuntary case or other similar proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(4)
an involuntary case or other proceeding, whether pursuant to banking regulations or otherwise, shall be commenced against the other Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property; or an order for relief shall be entered against the other Party under the federal bankruptcy laws as now or hereafter in effect; or

(5)	there is a materially adverse change in the financial condition of the other Party on a consolidated basis.

(e)
Upon termination of the Agreement by Company pursuant to Section 10(d), at the written request of Company, Bank shall continue to operate the Program for up to one hundred and eighty (180) days following receipt of Company’s written notice of termination, so long as both Parties continue to perform their respective obligations under the Program during the period contemplated in this Section 10(e). At the conclusion of such period, Bank may offer to Company and Company shall purchase all such offered Loans established by Bank through such date that have not already been purchased by Company.

(f)	Except as provided in Section 10(e), Bank shall not be obligated to approve Applications, establish new Borrower Accounts or Loans, or fund new Loan Advances, after termination of this Agreement.

(g)	Except as set forth in Section 10(f), the termination of this Agreement either in part or in whole shall not discharge any Party from any obligation incurred prior to such termination.

(h)
Except as provided in Section 10(e), upon termination of this Agreement, Bank may offer to Company and Company shall purchase all such offered Loans established by Bank prior to and on the date of termination that have not already been purchased by Company.

(i)
Bank’s obligation to operate the Program and establish Loans subsequent to a notice of termination or termination of this Agreement shall in all cases be subject to Applicable Law and/or regulatory requirements.

(j)
Company’s failure to obtain the approval of Bank as required by Sections 2, 4 or 30, and Company’s failure to provide any notice required by Section 32, shall each constitute a material breach of this Agreement. In addition to any other remedies permitted by Applicable Law or this Agreement and without limiting Bank’s rights under Section 9, Bank may also invoice Company for, and Company agrees to pay, liquidated damages in the amount of (i) [***], or (ii) [***] for each subsequent failure of Company to obtain approval or provide notice. The Parties agree that it would be difficult to determine the precise damages to Bank in the event of such a breach by Company, and the Parties have therefore agreed on the foregoing liquidated damages as a reasonable approximation of the damages to Bank in the event of such a breach.

(k)
Bank may terminate this Agreement immediately upon written notice to Company if Bank incurs any Loss that would have been subject to indemnification under Section 9(a) but for the application of Applicable Laws that limit or restrict Bank’s ability to seek such indemnification.

(l)
In addition to any other rights or remedies available to the Bank under this Agreement or by law, Bank shall have the right to suspend performance of its obligations under this Agreement, including, but not limited to, Bank’s payments of the Transaction Fee and Funding Amounts (as required under Sections 5 and 6 of this Agreement) during the period commencing with the occurrence of any monetary default by Company, including but not limited to the failure to purchase any Loans or Receivables under the Loan Sale Agreement, and ending when such condition has been cured. Notwithstanding such suspension right, Bank may terminate this Agreement as provided in Section 10(c).

(m)
Upon the effectiveness of the expiration or termination of this Agreement, Company may purchase, and Bank shall sell to Company, all Borrower Accounts for consideration of [***]. Company shall provide its election to so purchase the Borrower Accounts not later than ten (10) days prior to the effectiveness of the expiration or termination of this Agreement and, if Company does not so elect, Bank shall close all Borrower Accounts and Company shall provide any communication of such closure to Borrowers as may be required or desirable under Applicable Laws.

(n)	The terms of this Section 10 shall survive the expiration or earlier termination of this Agreement.

11.	Confidentiality.

(a)
Each Party agrees that Confidential Information of the other Party shall be used by such Party solely in the performance of its obligations and exercise of its rights pursuant to the Program Documents. Except as required by Applicable Laws or legal process, neither Party (the “Restricted Party”) shall disclose Confidential Information of the other Party to third parties; provided, however, that the Restricted Party may disclose Confidential Information of the other Party (i) to the Restricted Party’s Affiliates, agents, representatives or subcontractors for the sole purpose of fulfilling the Restricted Party’s obligations under this Agreement (as long as the Restricted Party exercises reasonable efforts to prohibit any further disclosure by its Affiliates, agents, representatives or subcontractors), provided that in all events, the Restricted Party shall be responsible for any breach of the confidentiality obligations hereunder by any of its Affiliates, agents, representatives or subcontractors, (ii) to the Restricted Party’s auditors, accountants and other professional advisors (provided such receiving party is subject to confidentiality obligations at least as stringent as those set forth herein and the Restricted Party shall be responsible for any breach of confidentiality obligations by such receiving party), or to a Regulatory Authority or (iii) to any other third party as mutually agreed by the Parties.

(b)	A Party’s Confidential Information shall not include information that:

(1)	is generally available to the public;

(2)	has become publicly known, without fault on the part of the Party who now seeks to disclose such information (the “Disclosing Party”), subsequent to the Disclosing Party acquiring the information;

(3)	was otherwise known by, or available to, the Disclosing Party prior to entering into this Agreement; or

(4)
becomes available to the Disclosing Party on a non-confidential basis from a Person, other than a Party to this Agreement, who is not known by the Disclosing Party after reasonable inquiry to be bound by a confidentiality agreement with the non-Disclosing Party or otherwise prohibited from transmitting the information to the Disclosing Party.

(c)
Upon written request or upon the termination of this Agreement, each Party shall, within thirty (30) days, return to the other Party all Confidential Information of the other Party in its possession that is in written form, including by way of example, but not limited to, reports, plans, and manuals; provided, however, that either Party may maintain in its possession all such Confidential Information of the other Party required to be maintained under Applicable Laws relating to the retention of records for the period of time required thereunder.

(d)
In the event that a Restricted Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information of the other Party, the Restricted Party will provide the other Party with prompt notice of such request(s) so that the other Party may seek an appropriate protective order or other appropriate remedy and/or waive the Restricted Party’s compliance with the provisions of this Agreement. In the event that the other Party does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or the other Party grants a waiver hereunder, the Restricted Party may furnish that portion (and only that portion) of the Confidential Information of the other Party which the Restricted Party is legally compelled to disclose and will exercise such efforts to obtain reasonable assurance that confidential treatment will be accorded any Confidential Information of the other Party so furnished as the Restricted Party would exercise in assuring the confidentiality of any of its own Confidential Information.

(e)	The terms of this Section 11 shall survive the expiration or earlier termination of this Agreement.

12.
Proprietary Material. Each Party (“Licensing Party”) hereby provides the other Party (“Licensee”) with a non-exclusive right and license to use and reproduce the Licensing Party’s name, logo, registered trademarks and service marks (“Proprietary Material”) on the Applications, Borrower Account Agreements, Loan Agreements, marketing materials, servicing materials and otherwise in connection with the fulfillment of Licensee’s obligations under the Program Documents; provided, however, that (i) the Licensee shall at all times comply with written instructions provided by the Licensing Party regarding the use of the Licensing Party’s Proprietary Material, and (ii) Licensee acknowledges that, except as specifically provided in this Agreement, it will acquire no interest in the Licensing Party’s Proprietary Material. Upon termination of this Agreement, Licensee will cease using Licensing Party’s Proprietary Material.

13.
Relationship of Parties. The Parties agree that in performing their responsibilities pursuant to this Agreement, they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venturer or any association for profit between Bank and Company.

14.	Expenses.

(a)	Except as set forth herein, each Party shall bear the costs and expenses of performing its obligations under this Agreement.

(b)	Company shall reimburse Bank for all reasonable third party fees incurred by Bank in connection with the performance of this Agreement.

(c)	Company shall pay all costs of obtaining credit reports and delivering adverse action notices.

(d)
Each Party shall be responsible for payment of any federal, state, or local taxes or assessments associated with the performance of its obligations under this Agreement and for compliance with all filing, registration and other requirements with regard thereto.

(e)
Company shall be responsible for (i) all of Bank’s reasonable out-of-pocket legal fees directly related to the Program, including Bank’s attorneys’ fees and expenses in connection with the preparation, negotiation, execution, and delivery of the Program Documents; any amendment, modification, administration, collection and enforcement of the Program Documents; any modification of the Finance Materials or other documents or disclosures related to the Program; or any dispute or litigation arising out of or related to the Program; and (ii) all of Bank’s reasonable out-of-pocket costs and expenses for any other third-party professional services related to the Program, including the services of any third-party compliance specialists in connection with Bank’s preparation of policies and procedures and Bank’s review of the Program. To the extent that such fees are expected to exceed [***] in a calendar quarter, Bank will provide email notification to the extent reasonably practicable. Company shall also pay for an annual compliance audit of the Program, and such other audits as may be requested by Bank from time to time in its reasonable discretion, in each case to be conducted by a third-party audit firm that is selected by and reports to Bank. Bank shall invoice Company for such fees. Company shall pay such invoice within thirty (30) days of receipt of such invoice.

(f)
All fees payable pursuant to this Section 14 may be paid by wire, ACH, or check, as determined by the Company, but shall be paid pursuant to the terms of the Bank’s invoice. Bank may assess a service charge of 1.5% per month on any amounts due under this Agreement that are thirty (30) days past due.

15.
Examination. Each Party agrees to submit to any examination that may be required by a Regulatory Authority having jurisdiction over the other Party, during regular business hours and upon reasonable prior notice, and to otherwise provide reasonable cooperation to the other Party in responding to such Regulatory Authority’s inquiries and requests relating to the Program.

16.	Inspection; Reports. Each Party, upon reasonable prior notice from the other Party, agrees to submit to an inspection of its books, records, accounts, and facilities relevant to the Program,

from time to time, during regular business hours subject, in the case of Bank, to the duty of confidentiality it owes to its customers and banking secrecy and confidentiality requirements otherwise applicable under Applicable Laws. All expenses of inspection shall be borne by the Party conducting the inspection. Notwithstanding the obligation of each Party to bear its own expenses of inspection, Company shall reimburse Bank for reasonable out of pocket expenses incurred by Bank in the performance of periodic on site reviews of Company’s financial condition, operations and internal controls. Company shall store all documentation and electronic data related to its performance under this Agreement and shall make such documentation and data available during any inspection by Bank or its designee. With such frequency and in such manner as mutually agreed by the Parties, Company shall report to Bank regarding the performance of its obligations.

17.
Governing Law; Waiver of Jury Trial. This Agreement shall be interpreted and construed in accordance with the laws of the State of Utah, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws. THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER. The terms of this Section 17 shall survive the expiration or earlier termination of this Agreement.

18.
Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions hereof in such jurisdiction or rendering such provision or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

19.
Assignment. This Agreement and the rights and obligations created under it shall be binding upon and inure solely to the benefit of the Parties and their respective successors, and permitted assigns. Neither Party shall be entitled to assign or transfer any interest under this Agreement without the prior written consent of the other Party. No assignment under this section shall relieve a Party of its obligations under this Agreement. Company may use subcontractors in the performance of its obligations under this Agreement, subject to Bank’s prior written approval of each such subcontractor; Bank may request the right to review and approve the contract between Company and any subcontractor. A list of approved subcontractors is attached in the form of Exhibit G hereto. Company agrees to be fully responsible for the acts and omissions of all subcontractors, including the subcontractors’ compliance with the terms of this Agreement and all Applicable Laws. Upon request by Bank, Company shall (a) cause a subcontractor to submit to an audit or examination by Bank or a Regulatory Authority having jurisdiction over Bank, and (b) terminate or suspend a subcontractor.

20.	Third Party Beneficiaries. Nothing contained herein shall be construed as creating a third-party beneficiary relationship between either Party and any other Person.

21.
Notices. All notices and other communications that are required or may be given in connection with this Agreement shall be in writing and shall be deemed received (a) on the day delivered, if delivered by hand; (b) on the day transmitted, if transmitted by facsimile or e-mail with receipt confirmed; or (c) three (3) business days after the date of mailing to the other Party, if mailed first-class postage prepaid, at the following address, or such other address as either Party shall specify in a notice to the other:

To Bank:	WebBank
Attn: Senior Vice President – Strategic Partners
215 S. State Street, Suite 1000
Salt Lake City, UT 84111
Tel. (801) 456-8398
Fax: (801) 456-8398
Email: strategicpartnerships@webbank.com

With a copy to:	WebBank
Attn: Chief Compliance Officer
215 S. State Street, Suite 1000
Salt Lake City, UT 84111
Tel. (801) 456-8397
Fax: (801) 456-8397
Email: complianceofficer@webbank.com

To Company:	LendingClub Corporation
71 Stevenson, Suite 300
San Francisco, CA 94105
Attn: Renaud Laplanche, Chief Executive Officer
E-mail Address: rlaplanche@lendingclub.com
Telephone: (415) 632-5667
Facsimile: (415) 632-5608

With a copy to:	LendingClub Corporation
71 Stevenson, Suite 300
San Francisco, CA 94105
Attn: General Counsel
E-mail Address: jaltieri@lendingclub.com
Telephone: (415) 632-5666
Facsimile: (415) 632-5608

22.
Amendment and Waiver. This Agreement may be amended only by a written instrument signed by each of the Parties. The failure of a Party to require the performance of any term of this Agreement or the waiver by a Party of any default under this Agreement shall not prevent a subsequent enforcement of such term and shall not be deemed a waiver of any subsequent breach. All waivers must be in writing and signed by the Party against whom the waiver is to be enforced.

23.
Entire Agreement. The Program Documents, including exhibits, constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede any prior or contemporaneous negotiations or oral or written agreements with regard to the same subject matter.

24.
Counterparts. This Agreement may be executed and delivered by the Parties in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

25.
Interpretation. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto, and the same shall be construed neither for nor against either Party, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the Parties.

26.
Agreement Subject to Applicable Laws. If (a) either Party has been advised by legal counsel of a change in Applicable Laws or any judicial decision of a court having jurisdiction over such Party or any interpretation of a Regulatory Authority that, in the view of such legal counsel, would have a materially adverse effect on the rights or obligations of such Party under this Agreement or the financial condition of such Party, (b) either Party receives a request of any Regulatory Authority having jurisdiction over such Party, including any letter or directive of any kind from any such Regulatory Authority, that prohibits or restricts such Party from carrying out its obligations under this Agreement, or (c) either Party has been advised by legal counsel that there is a material risk that such Party’s or the other Party’s continued performance under this Agreement would violate Applicable Laws, then the Parties shall meet and consider in good faith any modifications, changes or additions to the Program or the Program Documents that may be necessary to eliminate such result. Notwithstanding any other provision of the Program Documents, including Section 10 hereof, if the Parties are unable to reach agreement regarding such modifications, changes or additions to the Program or the Program Documents within ten (10) Business Days after the Parties initially meet, either Party may terminate this Agreement upon five (5) Business Days’ prior written notice to the other Party. A Party may suspend performance of its obligations under this Agreement, or require the other Party to suspend its performance of its obligations under this Agreement, upon providing the other Party advance written notice, if any event described in subsections 26(a), (b) or (c) above occurs.

27.
Force Majeure. If any Party is unable to carry out the whole or any part of its obligations under this Agreement by reason of a Force Majeure Event, then the performance of the obligations under this Agreement of such Party as they are affected by such cause shall be excused during the continuance of the inability so caused, except that should such inability not be remedied within thirty (30) days after the date of such cause, the Party not so affected may at any time after the expiration of such thirty (30) day period, during the continuance of such inability, terminate this Agreement on giving written notice to the other Party and without payment of a termination fee or other penalty. To the extent that the Party not affected by a Force Majeure Event is unable to carry out the whole or any part of its obligations under this Agreement because a prerequisite obligation of the Party so affected has not been performed, the Party not affected by a Force Majeure Event also is excused from such performance during such period. A “Force Majeure Event” as used in this Agreement shall mean an unanticipated event that is not reasonably within the control of the affected Party or its subcontractors (including, but not limited to, acts of God, acts of governmental authorities, strikes, war, riot and any other causes of such nature), and which by exercise of reasonable due diligence, such affected Party or its subcontractors could not reasonably have been expected to avoid, overcome or obtain, or cause to be obtained, a commercially reasonable substitute therefore. No Party shall be relieved of its obligations hereunder if its failure of performance is due to removable or remediable causes which such Party fails to remove or remedy using commercially reasonable efforts within a reasonable time period. Either Party rendered unable to fulfill any of its obligations under this Agreement by reason of a Force Majeure Event shall give prompt notice of such fact to the other Party, followed by written confirmation of notice, and shall exercise due diligence to remove such inability with all reasonable dispatch.

28.
Jurisdiction; Venue. The Parties consent to the personal jurisdiction and venue of the federal and state courts in Salt Lake City, Utah for any court action or proceeding. The terms of this Section 28 shall survive the expiration or earlier termination of this Agreement.

29.
Insurance. Company agrees to maintain insurance coverage on the terms and conditions specified in Exhibit H at all times during the term of this Agreement and to notify Bank promptly of any cancellation or lapse of any such insurance coverage.

30.
Compliance with Applicable Laws; Program Compliance Manual. Company shall comply with Applicable Laws, the Bank Secrecy Act Policy and the Program Compliance Manual in its performance of this Agreement, including Loan solicitation, Application processing, Borrower Account and Loan servicing, and preparation of Borrower Account Agreements, Loan Agreements and other Loan documents. The Program Compliance Manual shall not be changed without the prior written consent of both Parties, which consent shall not be unreasonably withheld or delayed; provided, however, that Bank may change the Program Compliance Manual upon written notice provided to Company but without Company’s prior written consent, to the extent that such change is required by Applicable Laws, or to the extent that Bank determines such change is necessitated by safety and soundness concerns. A copy of the Program Compliance Manual is attached hereto as Exhibit I. Without limiting the foregoing, Company shall:

(a)
apply to all Applicants customer identification procedures that comply with Section 326 of the USA PATRIOT Act of 2001 (“Patriot Act”) and the implementing regulations applicable to Bank (31 C.F.R. § 1020.220);

(b)
retain for five (5) years after the later of when a Borrower Account or Loan is closed or sold by Bank, and deliver to Bank upon request: (i) the Applicant’s name, address, social security number or taxpayer identification number, and date of birth (if applicable) obtained pursuant to such customer identification procedures; (ii) a description of the methods and the results of any measures undertaken to verify the identity of the Applicant; and (iii) a description of the resolution of any substantive discrepancy discovered when verifying the identifying information obtained;

(c)
screen all Applicants against the Office of Foreign Assets Control list of Specially Designated Nationals and Blocked Persons, and reject any Applicant whose name and other identifiable data matches a name and such other data on such list and notify Bank thereof; screen all Borrowers with Borrower Accounts and all Borrowers of any Loans held by Bank on a periodic basis against the Office of Foreign Assets Control list of Specially Designated Nationals and Blocked Persons, notify Bank of any matches and cooperate with Bank to take any actions as may be necessary;

(d)
monitor, identify and report to Bank any suspicious activity that meets the thresholds for submitting a Suspicious Activity Report under the Bank Secrecy Act and the implementing regulations applicable to Bank (31 C.F.R. § 1020.320);

(e)
maintain an anti-money laundering program as to Borrowers to assist Bank in its compliance with Section 352 of the Patriot Act and the implementing regulations applicable to Bank (31 C.F.R. § 1020.210);

(f)
in addition to the information retained pursuant to subsection (b) above, retain the account number identifying a Borrower’s Borrower Account and Loan for at least one (1) year after a Borrower Account or Loan is closed or sold by Bank;

(g)
upon receipt of a government information request forwarded by Bank to Company, (i) compare the names, addresses, and social security numbers or taxpayer identification numbers on such government list provided by Bank with the names, addresses, and social security numbers or taxpayer identification numbers of Borrowers for all Borrower Accounts held by Bank within the prior twelve (12) months and Borrowers of Loans purchased from Bank within the prior twelve (12) months, and (ii) within five (5) Business Days of receipt of such an information request, deliver to Bank a certification of completion of such a records search, which shall indicate whether Company located a name, address, social security number, or taxpayer identification number match and, if so, provide for any such match: the name of the Borrower, the account number identifying the Borrower’s Borrower Account and Loan, and the Borrower’s social security number, taxpayer identification number, date of birth, address, or other similar identifying information provided by the Borrower, to assist Bank in its compliance with Section 314(a) of the Patriot Act and the implementing regulations applicable to Bank (31 C.F.R. § 1010.520);

(h)
provide to Bank electronic copies of the information retained pursuant to subsections (b) and (g) above as mutually agreed to by the Parties, no later than within five (5) days following receipt of the request, or within a shorter period of time if required by a Regulatory Authority or Applicable Law;

(i)
(i) maintain policies and procedures (“Red Flags Policy”) to (1) detect relevant red flags that may arise in the performance of Company’s obligations, (2) take appropriate steps to address such red flags and to prevent and mitigate the effect of identity theft, (3) report to Bank on such policies and procedures on a regular basis, and (4) otherwise assist Bank in complying with the provisions of § 605A of the Fair Credit Reporting Act, 15 U.S.C. § 1681c-1, and applicable implementing regulations; (ii) identify a program administrator responsible for the Red Flags Policy; (iii) conduct annual training regarding the Red Flags Policy; and (iv) provide a written report regarding the Red Flags Policy no less frequently than annually, by the date designated by the Bank, which report shall (1) address material matters related to the program, (2) evaluate issues such as the effectiveness of the Red Flags Policy in addressing the risk of identity theft in connection with the opening of covered accounts and with respect to existing covered accounts, (3) identify service provider arrangements, (4) identify significant incidents involving identity theft and management's response, and (5) provide recommendations for material changes to the Red Flags Policy;

(j)
maintain a compliance management system (“CMS”) to provide an internal control process for the business functions and processes directed towards Applicants and Borrowers, including the activities of significant subcontractors, the elements of which CMS shall include (i) an overall policy statement governing the CMS, (ii) specific procedures for approvals of additions or changes to the CMS, including a description of items subject to the CMS, a process for internal review and approval by Company and its legal counsel, and a process for internal review and approval by Bank and its legal counsel, and (iii) documentation of Company’s testing process, including testing/review of Company’s website and user acceptance testing (UAT); the scope of the CMS shall include, at a minimum, the Finance Materials, all policy changes, new products, advertisements, press releases, and the website(s) used in connection with the Program;

(k)
maintain a compliance training program for its officers, directors, employees, and agents that is acceptable to Bank; as part of the program, Company shall, subject in each case to the approval of Bank, (i) identify applicable Company officers, directors, employees, and agents and assign appropriate training courses to each and (ii) determine a schedule of each training course and when each applicable officer, director, employee, and agent shall take each such course; Company shall provide reports to Bank regarding the compliance training program on a quarterly basis or, if requested by Bank, more frequently;

(l)
designate a dedicated compliance officer for purposes of the Program, acceptable to Bank, who shall oversee reviews of Company’s compliance with laws and regulations that may be applicable, including, to the extent applicable, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Truth-in-Lending Act and Regulation Z, the Federal Trade Commission (FTC) Act, the Consumer Financial Protection Act, and laws prohibiting unfair, deceptive, or abusive acts or practices; and, in the event of the termination of the employment of the compliance officer, promptly employ a replacement compliance officer acceptable to Bank;

(m)
cooperate with and bear the expenses of a compliance audit of the Program on an annual basis, and such other audits as may be requested by Bank from time to time in its reasonable discretion, in each case to be conducted by a third-party audit firm that is selected by and reports to Bank; the scope of each audit shall be determined by Bank (considering in good faith input received by Company), and may include the activities of significant subcontractors; Bank shall receive all draft and final reports of the audit firm and shall be included in any meetings or correspondence related to the audit; the auditor shall deliver the final audit report to Bank, and Bank shall provide a copy of the report to Company;

(n)
provide to Bank, on an annual basis in writing, a report by the compliance officer of the results of all audits and reviews of the Program, and significant issues to be addressed (if any), as well as Company’s resolutions of such issues (if applicable); and

Company will provide to Bank a certification letter, each quarter, that it is complying with its obligations under this section. Bank will comply with any reporting requirements of the Utah Department of Financial Institutions or the FDIC applicable to Bank’s performance of this Agreement. The terms of this Section 30 shall survive the expiration or earlier termination of this Agreement until the expiration or earlier termination of the Servicing Agreement and, in addition, the terms of subsections (b), (f) and (g) of this section 30 shall survive the expiration or earlier termination of this Agreement until termination by their respective terms (if any).

31.
Prohibition on Tie-In Fees. Company shall not directly or indirectly impose or collect any fees, charges or remuneration relating to the processing or approval of an Application, the establishment of a Borrower Account or Loan, or the disbursement of Loan Proceeds, unless such fee, charge or remuneration is set forth in the Finance Materials or approved by Bank.

32.
Notice of Complaints and Regulatory Inquiries. Company shall notify Bank if it becomes aware of any inquiries, investigations, proceedings or questions (whether verbal or written, formal or informal) by any state attorney general, Regulatory Authority, government figure (including a state or federal legislator) or the Better Business Bureau or similar organization, or of any customer complaint that is directed or referred to any Regulatory Authority, government figure (including a state or federal legislator), or the Better Business Bureau or similar organization, relating to any aspect of the Program within five (5) days of becoming aware of such inquiry, investigation, proceeding, question or complaint, and Company shall provide Bank with all documentation relating thereto, subject to any legal prohibitions on disclosure of such investigation or proceeding. Company shall obtain Bank’s prior approval of any response to any inquiry, investigation, proceeding, question, or complaint referred to in the prior sentence, which approval shall not be unreasonably withheld, conditioned or delayed. With respect to other communications by Company with a Regulatory Authority regarding the Program, Company will obtain Bank’s prior approval of such communications unless (a) such communications are within the scope of a written communications protocol to which the Parties may agree in advance, (b) such communications are routine licensing renewals by Company, (c) such communications relate to obtaining or determining the applicability of licenses for Company, and Company has provided advance notice of such communications to Bank and an opportunity for Bank to discuss such communications with Company, or (d) such communications are reasonably necessary, under the circumstances, in the course of relationships between Company and its (but not Bank’s) Regulatory Authorities and are promptly (and in any even within five (5) Business Days) reported to Bank. Company shall maintain its complaint management program to address all complaints received by Company regarding the Program that is governed by its written policy, all in a manner that is subject to the approval of Bank. The complaint management program shall provide for root cause analysis of complaints as well as mitigation steps. In addition, Company shall provide Bank with periodic reporting, in a form and on a schedule mutually agreed upon by the Parties, summarizing customer complaints and litigation received by Company and the resolution thereof by Company. Company shall cooperate in good faith and provide such assistance, at Bank’s request, to permit Bank to promptly resolve or address any investigation, proceeding, or complaint. Company shall also notify Bank of any material litigation relating to the Program, including updates as reasonably requested by Bank and, where appropriate, subject to attorney-client privilege.

33.	Headings. Captions and headings in this Agreement are for convenience only, and are not to be deemed part of this Agreement.

34.	Privacy Law Compliance. Subject to Applicable Laws, Bank and Company shall comply with the privacy policy agreed upon by both Parties with respect to Applicants and Borrowers.

35.	Manner of Payments. Unless the manner of payment is expressly provided herein, all payments under this Agreement shall be made by wire transfer to the bank accounts designated by the respective Parties. Notwithstanding anything to the contrary contained herein, neither Party shall fail to make any payment required of it under this Agreement as a result of a breach or alleged breach by the other Party of any of its obligations under this Agreement or any other agreement, provided that the making of any payment hereunder shall not constitute a waiver by the Party making the payment of any rights it may have under the Program Documents or by law.

36.
Referrals. Neither Party has agreed to pay any fee or commission to any agent, broker, finder, or other person for or on account of such person’s services rendered in connection with this Agreement that would give rise to any valid claim against the other Party for any commission, finder’s fee or like payment.

37.
Financial Statements. (a) Within ninety (90) days following the end of Company’s fiscal year, Company shall deliver to Bank a copy of Company’s audited financial statements prepared by an independent certified public accountant, and (b) within forty-five (45) days following the end of each of Company’s fiscal quarters (other than year-end), Company shall deliver to Bank a copy of Company’s unaudited financial statements, in each case as of the year or quarter then ended and prepared in accordance with generally accepted accounting principles; provided that, as long as Company is required to file periodic reports under the Securities Exchange Act of 1934, such filings shall satisfy the financial statement delivery requirements set forth above. Company shall also deliver such additional unaudited financial statements and other information as Bank may request from time to time, within a reasonable period of time following such request.

38.	Information Security.

(a)
In connection with the Program, Company shall be responsible for maintaining an information security program that is designed, after consulting with Bank, to: (i) ensure the security and confidentiality of Applicant or Borrower information held on behalf of Bank; (ii) protect against any anticipated and emergent threats or hazards to security or integrity of such information held on behalf of Bank; (iii) protect against unauthorized access to or use of such information held on behalf of Bank that could result in substantial harm or inconvenience to any Applicant or Borrower; and (iv) ensure the proper disposal of customer information.

(b)
At least once annually, Company shall conduct an information technology audit consistent with banking industry practices, which shall include review of Company’s information security program. Such audit shall be conducted by a third-party audit firm that is acceptable to Bank; the scope of each audit shall be subject to the advance approval of Bank. Company shall promptly provide a copy of the audit report. Company shall promptly take action to correct any errors or deficiencies identified in any report or audit described in this Section 38, unless Bank agrees that correction is not required, and shall develop, with the approval of Bank, a schedule for the correction of such errors and deficiencies.

(c)
Company shall immediately (and in any event within twenty-four (24) hours after actual knowledge of such event) notify Bank of any actual, suspected or threatened (to the extent such threat is considered credible by Company) breach in information security involving personally identifiable information of Applicants or Borrowers. In any such event Company agrees that it will fully cooperate with Bank in investigating any such breach or unauthorized access. With respect to any such breach in data security,

Company agrees to take action promptly, at its own expense, to investigate the breach, to identify, mitigate and remediate the effects of the breach and to implement any other reasonable and appropriate measures in response to the breach. Company will also provide Bank with all available information regarding such breach to assist Bank in implementing its information security response program and, if applicable, in notifying affected Applicants or Borrowers. Company shall pay for the costs of any such notification, which notification shall be subject to the advance consent of Bank which shall not be unreasonably withheld or delayed.

39.
Disaster Recovery and Business Continuity. Company shall maintain a disaster recovery and business continuity program and related policies acceptable to Bank (collectively, the “Business Continuity Plans”). Company agrees that such Business Continuity Plans shall be at least consistent with industry standards for the consumer lending industry and in compliance with all Applicable Laws. Company shall test its Business Continuity Plans at least once annually, and shall promptly provide Bank a copy of the report of such tests upon Bank’s request.

40.
Change of Control. Company shall provide written notice to Bank of any expected or anticipated Change of Control of Company not later than thirty (30) Business Days prior to the anticipated effective date of such Change of Control. Bank will treat such information as material non-public information and agrees that it will be subject to all confidentiality provisions of the Agreement.

41.	Minimum Obligations. The terms of Schedule 41 shall apply as if fully set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.
WEBBANK

By:	/s/ Kelly M Barnett

Name:	Kelly M Barnett
Title:     President

LENDINGCLUB CORPORATION

By:	/s/ Renaud Laplanche

Name:	Renaud Laplanche
Title:     Chief Executive Officer

[Signature Page to Marketing and Program Management Agreement]

Confidential

Schedule 1

I. Definitions

(a)	“ACH” means the Automated Clearinghouse.

(b)
“Affiliate” means, with respect to a Party, a Person who directly or indirectly controls, is controlled by or is under common control with the Party. For the purpose of this definition, the term “control” (including with correlative meanings, the terms controlling, controlled by and under common control with) means the power to direct the management or policies of such Person, directly or indirectly, through the ownership of twenty-five percent (25%) or more of a class of voting securities of such Person.

(c)
“Applicable Laws” means all federal, state and local laws, statutes, regulations and orders applicable to a Party or relating to or affecting any aspect of the Program including the Borrower Accounts, the Loans, the Program promotional and marketing materials and the Finance Materials, and all requirements of any Regulatory Authority having jurisdiction over a Party, as any such laws, statutes, regulations, orders and requirements may be amended and in effect from time to time during the term of this Agreement.

(d)	“Applicant” means an individual who or business that requests a Loan from Bank.

(e)	“Application” means any request from an Applicant for a Loan in the form required by Bank.

(f)	“Assumption Notice” shall have the meaning set forth in Section 9(c).

(g)	”Auto Loan” means a Loan that is secured by a security interest in a motor vehicle.

(h)	“Bank” shall have the meaning set forth in the introductory paragraph of this Agreement.

(i)	“Bank Secrecy Act Policy” shall have the meaning set forth in Section 5(a).

(j)	“Borrower” means an Applicant or other Person for whom Bank has established a Borrower Account and Loan, and/or who is liable, jointly or severally, for amounts owing with respect to a Loan.

(k)	“Borrower Account” means the relationship between an Applicant and Bank pursuant to which the Borrower may, from time to time, apply for a Loan.

(l)	“Borrower Account Agreement” means the document containing the terms and conditions of a Borrower Account including all disclosures required by Applicable Laws.

(m)	“Business Day” means any day, other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of Utah are authorized or obligated by law or executive order to be closed.

(n)
“Change of Control” means (i) an acquisition of Control of the Company by any person or entity that does not currently have Control of Company or (ii) the sale by Company of all, or substantially all, of its assets to any person or entity. Notwithstanding the

1

Confidential

foregoing, a public debt offering or initial public offering of the Company’s common stock shall be deemed not to be a “Change of Control.”

(o)	“Claim Notice” shall have the meaning set forth in Section 9(c).

(p)	“Collateral Account” shall have the meaning set forth in Section 32(a) of the Loan Sale Agreement.

(q)
“Confidential Information” means the terms and conditions of the Program Documents, and any proprietary information or non-public information of a Party, including a Party’s proprietary marketing plans and objectives.

(r)	“Control” means, with respect to Company, the ability of a stockholder to vote, directly or indirectly, at least forty-five (45%) of any class of voting securities of the Company.

(s)
“Credit Policy” means the minimum requirements of income, residency, employment history, credit history, and/or other such considerations that Bank uses to approve or deny an Application and to establish a Loan, and the interest rates and origination fees applicable to approved Loans.

(t)	“Disclosing Party” shall have the meaning set forth in Section 11(b)(2).

(u)	“Effective Date” shall have the meaning set forth in the introductory paragraph of this Agreement.

(v)
“Excluded Servicing Losses” means credit losses due to Borrower non-payment on those Loans and Receivables that are not offered for sale to Company (or a third party approved by Company), but “Excluded Servicing Losses” expressly excludes any losses to the extent arising from (i) the gross negligence or willful misconduct of Company in connection with Company’s servicing of any Loan held by Bank, (ii) the breach by Company or its agents or representatives of any obligation under the Program Documents, and (iii) verified identity theft as defined in the Company’s policies and procedures by an Applicant or Borrower.

(w)	“Existing Program Agreement” shall have the meaning set forth in the recitals.

(x)	“Finance Materials” shall have the meaning set forth in Section 4.

(y)	“Force Majeure Event” shall have the meaning set forth in Section 27.

(z)	“Funding Amount” means the aggregate amount of all Loan Proceeds to be disbursed by Bank to or on behalf of Borrowers on each Funding Date, as listed on a Funding Statement.

(aa)	“Funding Date” means the Business Day on which any pending Applications are approved.

(bb)
“Funding Statement” means the statement prepared by Company in the form of Exhibit F on a Business Day that contains (i) a list of all Applicants who meet the eligibility criteria set forth in a Credit Policy, for whom Bank is requested to establish Loans or

2

Confidential

fund Loan Advances; and (ii) the computation of the Loan Proceeds and all information necessary for the transfer of Loan Proceeds to the accounts designated by the corresponding Borrowers, including depository institution names, routing numbers and account numbers; (iii) the computation of the Transaction Fee owed to Company; and (iv) such other information as shall be reasonably requested by Bank and mutually agreed to by the Parties.

(cc)	“Indemnifiable Claim” shall have the meaning set forth in Section 9(b).

(dd)	“Indemnified Parties” shall have the meaning set forth in Section 9(a).

(ee)
“Insolvent” means the failure to pay debts in the ordinary course of business, the inability to pay its debts as they come due or the condition whereby the sum of an entity’s debts is greater than the sum of its assets.

(ff)	“Licensee” shall have the meaning set forth in Section 12.

(gg)	“Licensing Party” shall have the meaning set forth in Section 12.

(hh)	“Line of Credit” means a business purpose revolving Loan that permits multiple Loan Advances over the time that such Loan is open.

(ii)	“Loan” means (1) a consumer or business installment loan or (2) a Line of Credit, in each case established by Bank pursuant to the Program and pursuant to a Borrower Account.

(jj)	“Loan Advance” means an extension of credit pursuant to a Line of Credit.

(kk)	“Loan Agreement” means the document containing the terms and conditions of a Loan including all disclosures required by Applicable Laws.

(ll)
“Loan Origination Fee” means the fee charged by Bank to Borrowers and deducted from the Loan Proceeds disbursed by Bank to or on behalf of Borrowers, as disclosed to Borrowers in the Finance Materials.

(mm)
“Loan Sale Agreement” means that Loan and Receivable Sale Agreement, dated as of even date herewith, between Bank and Company, pursuant to which Bank agrees to sell to Company, and Company agrees to purchase from Bank, Loans and Receivables, as amended, restated, supplemented or otherwise modified from time to time, including by the Side Letter.

(nn)	“Loan Proceeds” means the funds disbursed to a Borrower by Bank pursuant to a Loan established by Bank under the Program, including a Loan Advance, not including any Loan Origination Fee.

(oo)	“Losses” shall have the meaning set forth in Section 9(a).

(pp)	“Party” means either Company or Bank and “Parties” means Company and Bank.

3

Confidential

(qq)
“Person” means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity, or other entity of similar nature.

(rr)
“Prior Programs” means the “Program” as defined in the Existing Program Agreement, the “Program” as defined in the Second Amended and Restated Program Agreement dated as of February 28, 2014 between Bank and Company, the “Program” as defined in the Amended and Restated Program Agreement dated as of November 8, 2010 between Bank and Company, and the “Program” as defined in the Loan Program Agreement dated as of December 10, 2007 between Bank and Company.

(ss)
“Prior Program Documents” means the Existing Program Agreement, the Second Amended and Restated Program Agreement dated as of February 28, 2014 between Bank and Company, the Amended and Restated Program Agreement dated as of November 8, 2010 between Bank and Company, the Loan Account Program Agreement dated as of December 10, 2007 between Bank and Company, the Third Amended and Restated Loan Sale Agreement dated as of March 10, 2015 between Bank and Company, the Second Amended and Restated Loan Sale Agreement dated as of February 28, 2014 between Bank and Company, the Amended and Restated Loan Sale Agreement dated as of November 8, 2010 between Bank and Company, and the Loan Sale Agreement dated as of December 10, 2007 between Bank and Company, each as amended from time to time.

(tt)
“Program” means the loan program pursuant to which Bank will establish Borrower Accounts and Loans and disburse Loan Proceeds to or on behalf of Borrowers pursuant to the terms of this Agreement, and Company will service the Borrower Accounts and Loans, initially as described in Exhibit A attached hereto.

(uu)
“Program Compliance Manual” means the policies and procedures for the implementation of the Program by Company at Bank’s direction and oversight, including the policies and procedures regarding the (i) solicitation and receipt of Applications, (ii) underwriting of Loans, (iii) processing of Applications, (iv) requirements of the USA PATRIOT Act Customer Identification Program, and (iv) initial and periodic Office of Foreign Assets Control screenings.

(vv)
“Program Documents” means this Agreement, the Loan Sale Agreement, the Servicing Agreement, the Security Agreement and the Side Letter, as each may be amended, restated, supplemented or otherwise modified from time to time.

(ww)	“Program Threshold Amount” shall have the meaning set forth in Schedule 41.

(xx)	“Proprietary Material” shall have the meaning set forth in Section 12.

(yy)
“Receivable” means, with respect to any Line of Credit of any Borrower, any right to payment from or on behalf of the Borrower in respect of the Line of Credit, and includes any existing, as well as the right to payment of any future, interest charges, late fees, returned check fees and any and all other fees and charges and other obligations of the Borrower with respect to the Line of Credit. Each Receivable includes all rights of Bank to payment under the Loan Agreement with such Borrower.

4

Confidential

(zz)
“Regulatory Authority” means any federal, state or local regulatory agency or other governmental agency or authority having jurisdiction over a Party and, in the case of Bank, shall include, but not be limited to, the Utah Department of Financial Institutions and the Federal Deposit Insurance Corporation.

(aaa)	“Restricted Party” shall have the meaning set forth in Section 11(a).

(bbb)	“Security Agreement” means the Security Agreement, dated as of October 3, 2014, between Bank and Company, as amended, restated, supplemented or otherwise modified from time to time.

(ccc)	“Servicing Agreement” means the Servicing Agreement, dated as of even date herewith, between Bank and Company, as amended, restated, supplemented or otherwise modified from time to time.

(ddd)	“Servicing Materials” shall have the meaning set forth in Section 5(k).

(eee)
“Side Letter” means that certain letter agreement, dated as of October 3, 2014, regarding Modification of Control Account Collateral Requirement, between Bank and Company, as amended, restated, supplemented or otherwise modified from time to time.

(fff)
“Transaction Fee” means, with respect to a Loan or a Loan Advance, an amount equal to the difference of (1) [***], less (2) [***], less (3) [***]. For any Loan or Loan Advance that does not have [***] is greater than the Loan Origination Fee, the Transaction Fee shall be calculated in the manner agreed by the Parties.

The terms “Designated Amount” and “Per Loan Amount” have the meanings set forth in Schedule 41.
II. Construction

As used in this Agreement:

(a)	All references to the masculine gender shall include the feminine gender (and vice versa);

(b)	All references to “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation”;

(c)	References to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation;

(d)	References to “dollars” or “$” shall be to United States dollars unless otherwise specified herein;

(e)	Unless otherwise specified, all references to days, months or years shall be deemed to be preceded by the word “calendar”;

(f)	All references to “quarter” shall be deemed to mean calendar quarter; and

5

Confidential

(g)
The fact that Bank or Company has provided approval or consent shall not mean or otherwise be construed to mean that: (i) either Party has performed any due diligence with respect to the requested or required approval or consent, as applicable; (ii) either Party agrees that the item or information for which the other Party seeks approval or consent complies with any Applicable Laws; (iii) either Party has assumed the other Party’s obligations to comply with all Applicable Laws arising from or related to any requested or required approval or consent; or (iv) except as otherwise expressly set forth in such approval or consent, either Party’s approval or consent impairs in any way the other Party’s rights or remedies under the Agreement, including indemnification rights for Company’s failure to comply with all Applicable Laws.

6

Schedule 41

The following terms shall apply as if fully set forth in the Agreement:
(a) Bank shall have the right to be the proposed originating bank on not less than an [***] (the “Origination Amount”) of all applications for unsecured personal loans submitted through the Company platform and/or website; provided, that such calculation shall not include loans: (i) [***], or (ii) (A) to the extent the Company has requested [***] or (B) the Company has requested a material change to (x) [***] or (y) [***] in (x) and, in the case of either (A) or (B), the Bank has [***], or (iii) that are Auto Loans. The Origination Amount shall be: [***] for the period from the Effective Date through [***]; [***]; [***]; and [***]. The parties agree that the Company may present more than the applicable Origination Amount to Bank.
(b) With respect to any other loan products that may be promoted by Company, Company will notify Bank of its intention to offer such loan products and document the terms on which any other originating banks are willing to originate such loan products. Unless the proposed loan product is an Excluded Product, the parties will negotiate in good faith for the Bank to be the originating bank for such loan products, provided that Bank is willing to offer the same or better terms to Company as any other originator is willing to offer. If the proposed loan product is an Excluded Product, the parties will negotiate in good faith regarding the possibility of Bank being the originating bank for such Excluded Product. The terms for any new loan products shall be agreed upon and incorporated into the Program Documents. Such new product loans will be excluded from the determination of the Origination Amount. For purposes of this section (b) of Schedule 41, the term “Excluded Product” means: [***] (ii) a healthcare financing product where (A) healthcare providers are directly and integrally involved in the marketing, sales and application processes, and (B) the loan proceeds are provided directly to healthcare providers on behalf of the borrowers; and [***].
(c) Bank shall have the right to be the proposed originating bank on not less than an applicable percentage (the “Business Origination Amount”) of all applications for business-purpose loans submitted through the Company platform and/or website (excluding Lines of Credit); provided, that such calculation shall not include loans: (i) [***], or (ii) (A) to the extent the Company has requested that Bank [***] or (B) the Company has requested a material change to (x) [***] or (y) [***] in (x) and, in the case of either (A) or (B), the Bank has [***]. The Business Origination Amount shall be: [***] for the period from the Effective Date through [***]; [***]; [***]; [***]; [***]. The parties agree that the Company may present more than the applicable Business Origination Amount to Bank.
(d) Bank shall have the right to be the proposed originating bank on all applications for business-purpose Lines of Credit submitted through the Company platform and/or website or third-party websites; provided, that such right shall not include loans: (i) [***], or (ii) (A) to the extent the Company has requested that Bank [***] or (B) the Company has requested a material change to (x) [***] or (y) [***] in (x) and, in the case of either (A) or (B), the Bank has [***].
(e) Bank shall have the right to be the proposed originating bank on all applications for Auto Loans submitted through the Company platform and/or website. [***] after the Effective Date, the Parties will in good faith re-evaluate the Auto Loan product and the terms of the Program Documents governing the Auto Loan product (including fees and expenses), and consider any changes that may be appropriate including as a result of any shift in the credit profile, distribution of borrowers, and general allocation of program risk for that product.

Confidential

(f) If Company has requested an increase in the Program Threshold Amount in accordance with Section 6(c) of the Agreement and Bank has rejected such request, then any volume of Loans that exceeds the Program Threshold Amount then in effect shall be excluded from the calculations set forth in Sections (a) through (d) of this Schedule 41 and may be originated and issued by another bank without violation of the Program Agreement.
(g) The term “Designated Amount,” with respect to a Loan or Loan Advance is an amount equal to (1) the product of (i) [***], multiplied by (ii) the [***].
The “Designated Percentage” for a Loan is the applicable percentage:

[***]

[***]

[***]

For additional categories of Loans, the Designated Percentage shall be agreed by the Parties in writing.
“Total Loan Volume,” for each category of Loan, is equal to the sum of the principal amount of each Loan (which is the sum of the Loan Proceeds and the Loan Origination Fee) of that category in a month.
For the avoidance of doubt, the determination of the Designated Percentage for a Loan is made on a tiered approach, with the [***] and so on. For the additional avoidance of doubt, the volume of each of consumer purpose Loans, business purpose Loans (other than Lines of Credit), and business purpose Lines of Credit are separately totaled for the “Total Loan Volume” of that type of Loan.
(h) The term “Per Loan Amount” means [***].
(i) If the total of all [***] for Loans originated and Loan Advances funded in a month is less than [***], then Company shall [***] and the total of all [***] for Loans originated and Loan Advances funded in such month.
(j) The term “Program Threshold Amount” means [***], or the amount that may be determined from time to time pursuant to Section 6(c).
(k) The audit contemplated by Section 30(m) shall include a review of each model used in connection with the Program and the associated model governance, and validation of each model on an appropriate schedule.

2

Exhibit A

The Program

The Program currently consists of the following three types of loans originated by Bank:
1)    Consumer Installment Loans
The Bank originates closed-end consumer-purpose installment loans through the application process at Company’s website. Loans have APRs of up to 36%, and terms of up to 7 years. Loan amounts range up to $50,000. Each loan is subject to an origination fee of 5% or less of the principal amount. Loans also include late fees, returned payment fees, and processing fees for check payments. The Company processes all applications for these loans as service provider to Bank.
2)    Business Installment Loans
The Bank originates closed-end business-purpose installment loans through the application process at Company’s website. Loans have simple interest rates of up to 36%, and terms of up to 5 years. Loan amounts range up to $300,000. Each loan is subject to an origination fee of 7% or less of the principal amount. Loans also include late fees, returned payment fees, and processing fees for check payments. The Company processes all applications for these loans as service provider to Bank.
3)    Business Lines of Credit
The Bank originates open-end, revolving business-purpose lines of credit through the application process at Company’s website or a Bank-approved third-party website. Loans have simple interest rates of up to 36%, and an origination fee or draw-down fee of 5% or less of the principal amount of each draw down. Loans also include late fees, returned payment fees, and processing fees for check payments. The Company processes all applications for these loans as service provider to Bank.
4)    Auto Loans
The Bank may originate motor vehicle-secured, closed-end consumer-purpose installment loans through the application process at Company’s website, and the loans will have APRs of up to 36%, and terms of up to 84 months. Loan amounts range up to $60,000. Each loan may have an origination fee of 5% or less of the principal amount. Loans also include late fees, returned payment fees, and processing fees for check payments. The Company processes all applications for these loans as service provider to Bank.

Exhibit B

Credit Policy

[***]

Exhibit C

Form of Application

LendingClub

Sign in | Help

Personal Loans | Business Loans | Patient Solutions | Investing | How It Works | About Us

Better Rates. Together.

Personal Loans up to $40,000

$

What is it for?

How is your credit?

Respond to mail

Check Your Rate

Won't impact your credit score

Privacy & security PROTECTION

Financial Innovation

Lending Club is the world's largest online marketplace connecting borrowers and investors. We're transforming the banking system to make credit more affordable and investing more rewarding. We operate at a lower cost than traditional bank lending programs and pass the savings on to borrowers in the form of lower rates and to investors in the form of solid returns.

INVESTORS2
BORROWER
Invest
Monthly Payments

Featured Borrower

Rebecca
Durham, NC
Pay Off Credit Cards
$5,000 at 9.98%

"The application process was simple, and it was neat to watch the process as people invested in my loan."

Financial Innovation

The San Francisco company, which made nearly $100 million last year, is hoping to seize on the success of the online lending industry as it grows into a robust alternative to traditional loans, and validate the industry as a high-tech, quicker version of bank lending that is here to stay.

San Jose Mercury News

See what others are saying about us

Confidential

LendingClub

Check Your Rate

Get a custom rate for your **$10,000** loan in **1 click**

First Name

Last Name

Street Address

City

State: Choose One

Zip Code

Date of Birth: Month / Day / Year

Email Address

Create Password

Yearly Individual Income $

Yearly Additional Income (Optional) $

Yes, I agree to the following:

- the Terms Of Use
- the ESIGN Act Consent that enables all transactions and disclosure delivery to occur electronically
- the Credit Profile Authorization and for Lending Club to verify my income.

Get Your Rate

won't impact your credit score!

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you.

* All loans made by WebBank, a Utah-chartered Industrial Bank, Member FDIC. Your actual rate depends upon credit score, loan amount, loan term, and credit usage & history.

2

Confidential

LendingClub

How it Works | Privacy | Sign Out | Help

Loan Details

1 Check Your Rate → 2 Loan Details → 3 Loan Terms → 4 Bank Account

Need Help?

Get Online Help

Contact us

Just a few more details before you get your
credit card refinance loan

Phone Number

Primary Phone [ ]

Home

I [Choose one ▾] My Home

Employment

Employment Status [Choose one ▾]

Social Security Number [ ]

How did you hear about us? (Optional) [Choose One ▾]

Next ▸

3

Confidential

LendingClub

How it Works | Privacy | Sign Out | Help

Loan Rate & Terms

1 Check Your Rate → 2 Loan Details → 3 Loan Terms → 4 Bank Account

TRUTH IN LENDING DISCLOSURE STATEMENT

Lender

WebBank
215 South State Street
Suite 800
Salt Lake City, UT 84111

Borrower

jane doe
123 liberty
boston, AR 10236

ANNUAL PERCENTAGE RATE The cost of your credit as a yearly rate	FINANCE CHARGE The dollar amount the credit will cost you	Amount Financed The amount of credit provided to you or on your behalf	Total of Payments The amount you will have paid when you have made all scheduled payments
9.41%	$1,464(e)	$9,650(e)	$11,114(e)

Your payment schedule will be as follows:

Number of payments	Amount (e)	When payments are due(e)
36	$308.73	Your first payment will be due one month after the issuance of your loan and then monthly thereafter. Payments are due on the same date each month. If your due date is the 29th, 30th or 31st, and the current month is shorter, your payment will be on the last day of the month.
1	$308.45	Your last payment will be due 36 months from the issuance date of your loan.

Late charges: If your payment arrives after your 15 day grace period, you will be charged a late fee equal to the greater of: 5.00% of the late payment amount or $15. This fee is charged only once per late payment.

Prepayment policy: If you pay off your loan early, you will not be charged a penalty. In the event of a full prepayment, you may be entitled to a refund of part of the finance charge.

See your borrower agreement for any additional information about nonpayment, default, or other matters related to your loan.

(e) means estimate

Other than payment dates, items marked (e) will decrease if you receive less than 100% funding. Regardless of the ultimate amount of the loan, your APR will not change. Subject to your right to cancel, an unsecured loan may issue for less than the full requested loan amount if it is not 100% funded by the end of the listing period.

Total Amount Requested: $10,000.00
Origination Fees: $350.00
Total Amount Received: $9,650.00

Unsuccessful payment fee. When a payment fails and is rejected by your bank, you will be charged an Unsuccessful Payment Fee of $15 to cover the cost Lending Club incurs on the transaction.
Each attempt to collect a monthly payment is considered a separate transaction, so an Unsuccessful Payment Fee will be assessed for each failed attempt.

Check Processing Fee. If you elect to make payments by check, there will be a $7 processing fee by payment.

You are not required to complete this agreement merely because you have received these disclosures or signed a borrower agreement.

Clicking the box below constitutes your electronic signature and acceptance of:

☐ the Borrower Agreement, and the Credit Score Notice.

Next ▸

4

Confidential

LendingClub

How it Works | Privacy | Sign Out | Help

Link Your Bank Account

1 Check Your Rate → 2 Loan Details → 3 Loan Terms → 4 Bank Account

Banking Information

Account ○ Checking ○ Savings

First Name

Last Name

Bank Name

101
$

Routing Number | Account Number | Confirm Account Number

Why do we need this?

Clicking the box below constitutes your electronic signature to the authorization.

☐ authorization to verify my bank account

☐ authorization to take payments electronically from my bank account. Change This

Done!

Need Help?

Get Online Help

Contact us

5

Exhibit D

Borrower Account and Loan Documentation

The following Borrower Agreement (“Agreement”) is between you (“you” and “your” mean each and every borrower, including any joint applicant/co-borrower) and WebBank, a Utah-chartered industrial bank (“we,” or “us”). This Agreement governs the process by which you may make a request or requests for a loan from us through the website Lendingclub.com, including any subdomains thereof, or other application channels offered by us (collectively, the “Site”) and operated by Lending Club Corporation (“Lending Club”). If you make a loan request, and if that request results in a loan that is approved and issued by us, then your loan will be governed by the terms of the Loan Agreement and Promissory Note, which is attached to this Agreement as Exhibit A, and as it may be revised from time to time. The version in effect when you make a loan request will apply to any loan made in response to that request, and any secondary loan would be governed by the terms of the document then in effect. This Agreement will remain in effect for the applicable loan, and will terminate if your loan request is cancelled, withdrawn, or declined.
BY ELECTRONICALLY SIGNING THIS AGREEMENT, YOU HAVE SIGNIFIED YOUR AGREEMENT TO THESE TERMS.
1. Loans. Under this Agreement, you can request an installment loan issued and originated by us that is facilitated through the Site. When you make a request, you agree to receive and timely repay the loan that may be made in response to that request, subject to your right to cancel the request before closing as described in section 6 below. Your agreement means you agree to repay the money provided by us to you and to abide by the terms of this Agreement, the Loan Agreement and Promissory Note, and all other agreements or disclosures provided to you during the loan process and which may be found in your Lending Club account. Any dispute with us, Lending Club or any subsequent holder of the Loan Agreement and Promissory Note will be resolved by binding arbitration, subject to your right to opt out as set forth below. Each loan request is subject to our credit criteria in effect at the time of your loan request.
2. Account Verification. You understand that if we are unable to verify your bank account for any reason, we will cancel your application, your loan request will not be posted on the Site, and this Agreement will be terminated.
3. Loan Requests. You may post a qualifying loan request on the Site. You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time. You may post a loan request on the Site, and Lending Club investors (“Investors”) will be able to review your loan request. Investors may commit to (i) purchase the loan by subsequently acquiring the loan itself from us or Lending Club or (ii) invest indirectly in your loan through the purchase of securities issued by Lending Club. You acknowledge that an Investor’s commitment to invest in all or a portion of your loan does not confer any rights to you or obligate us to issue your loan. You understand that Investors make their own decisions whether to invest in your loan. Finally, Lending Club may also choose to invest in all or part of your loan request, but is not obligated to do so.
We may elect in our sole discretion to give you a partial funding option, if necessary, which means your loan will be issued if it receives commitments totaling less than the full amount of your requested loan (subject to any applicable minimum loan size).
WE DO NOT WARRANT OR GUARANTEE (1) THAT YOUR LOAN REQUEST WILL ATTRACT

Confidential

INVESTMENT INTEREST, OR (2) THAT YOU WILL RECEIVE A LOAN AS A RESULT OF POSTING A REQUEST.
If your loan is going to be issued either for the full amount of your listed loan or as a result of any partial funding option, your loan will close and issue within fourteen (14) days following the listing of your loan request on the Site, unless you notify us in writing of your election to terminate your loan request sufficiently far in advance of the loan closing for us to cancel the loan.
4. Loan Terms. Your loan will have a principal balance in the amount set forth in the truth and lending disclosure and Loan Agreement and Promissory Note, each of which is provided to you and placed into the on-line account you established upon registration. You agree and acknowledge that the initial loan disclosures made to you are estimates and are subject to change based on the actual, initial principal balance of the loan issued and your selected payment option (check or Automated Clearing House (“ACH”)). Opting to pay by check will result in a processing fee that will increase your APR. All loans are unsecured, fully-amortizing, closed-end loans for the term stated in your truth in lending disclosure and Loan Agreement and Promissory Note. Your obligations, including your obligation to repay principal and interest, are set forth in the Loan Agreement and Promissory Note. Other fees and terms of the loan will also be set forth in the Loan Agreement and Promissory Note.
5. Credit Decisions. If you make a loan request, you must fully complete the application on the Site. You do not need to disclose alimony, child support or separate maintenance income if you do not wish to have it considered as a basis for repaying a loan. You agree and acknowledge that we may verify any information you submit either by asking for true and complete copies of necessary documentation, by other proof or through a third party. By proceeding with the application, you consent to our use of any third-party to verify any information about, or provide by, you. Failure to timely provide this information can result in your loan application being incomplete and closed by us, furthermore, we may terminate consideration of your application at any time in our sole discretion.
6. Limited Power of Attorney Grant; Loan Request Cancellation & Closing.
As a condition to receiving a loan from us, you hereby grant to Lending Club a limited power of attorney and appoint them and/or their designees as your true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for you and in your name, place and stead, in any and all capacities, to complete and execute the Loan Agreement and Promissory Note(s) in the form attached as Exhibit A that reflect- the accepted terms set forth in each of your final Truth in Lending Disclosure(s) as such may be posted from time to time in response to your loan request(s) in the on-line account you have established with Lending Club where documents are stored and with full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such power as fully to all intents and purposes as you might or could do in person (“Power of Attorney” ). This Power of Attorney is limited solely to the purpose described above and will expire automatically upon the termination of this Borrower Agreement. You may revoke this Power of Attorney by contacting us at support@lendingclub.com or calling 888-596-3157 and closing your account with us; provided, however, if a loan request has been approved you must provide such notice before the loan proceeds are transferred to your Designated Account and before the Loan Agreement and Promissory Note is executed on your behalf. Once the Loan Agreement and Promissory Note is signed by Lending Club or its designee acting as your attorney-in-fact, it is deemed executed on your behalf and shall be your valid and binding obligation thereafter.
You agree and acknowledge that Lending Club is an intended third-party beneficiary of this Section

2

Confidential

6 for purposes of receiving a loan from us.
If you choose to revoke this Power of Attorney prior to execution, we will be unable to proceed with your loan request and your pending loan request will be considered withdrawn, your account closed, and you may be prohibited from posting additional qualifying loan requests in the future in our discretion.
You may cancel your application without any fee or penalty prior to funding of the loan, as long as you provide us with sufficient advance notice to stop the loan funding.
7. Loan Consummation.
YOU AGREE AND ACKNOWLEDGE THAT YOU ARE NOT OBLIGATED UNDER THE TERMS OF THE LOAN AGREEMENT AND PROMISSORY NOTE AND THE LOAN TRANSACTION WITH US IS NOT COMPLETED (I.E. CONSUMMATED) UNTIL YOUR ABILITY TO CANCEL YOUR LOAN APPLICATION HAS PASSED. YOU ACKNOWLEDGE THAT WE ARE MATERIALLY RELYING UPON THIS UNDERSTANDING IN UNDERTAKING THE POTENTIAL ISSUANCE OF YOUR LOAN.
8. Servicing by Lending Club. You acknowledge and agree that Lending Club may provide services to us in connection with evaluating your loan requests, and all other aspects of your relationship with us. Lending Club will also act as the servicer of any loan that you obtain. Lending Club may delegate servicing to another entity in its sole discretion without notice.
9. Other Borrower Agreements; Use of Loan Proceeds. You agree that you (A) are a US citizen, permanent resident or non-permanent resident alien in the United States on a valid long term visa; (B) will not, in connection with your loan request: (i) make any false, misleading or deceptive statements or omissions of fact in your listing, including but not limited to your loan description; (ii) misrepresent your identity, or describe, present or portray yourself as a person other than yourself; (iii) give to or receive from, or offer or agree to give to or receive from any Lending Club member or other person any fee, bonus, additional interest, kickback or thing of value of any kind except in accordance with the terms of your loan; (iv) represent yourself to any person, as a representative, employee, or agent of ours, or purport to speak to any person on our behalf; (v) use any of the loan proceeds to fund any post-secondary educational expenses, including, but not limited to, tuition, fees, books, supplies, miscellaneous expenses, or room and board; or (vi) use any of the loan proceeds to fund any illegal activity or any other activity or use not otherwise allowed under this Agreement or the Site; (vii) use any of the loan proceeds for the purpose of purchasing or carrying any securities; (viii) use the Site to request or obtain a loan for someone other than yourself; and (C) that you have all necessary consents, permissions, acknowledgements or agreements from all joint applicant/co-borrower and we may rely upon this agreement without any investigation or verification. You further acknowledge and agree that we may rely without independent verification on the accuracy, authenticity, and completeness of all information you provide to us. To the extent that we determine, in our sole discretion, that your loan request violates this Agreement the Terms of Use or any other agreement entered into with us or Lending Club, we may terminate your loan request and cancel this Agreement immediately.
10. Liability of the Borrower and Joint Applicant/Co‐Borrower is Joint and Several. The liability of any joint applicant/co-borrower under this Agreement and under the Loan Agreement and Promissory Note is in addition to and not in lieu of the obligations of the primary borrower. The joint applicant/co-borrower agrees to abide by the terms and conditions of this Agreement, the Loan Agreement and Promissory Note and any other agreement and documents as if an original signatory.

3

Confidential

We and our successors and assigns have sole discretion to proceed, at any time, against any party responsible under this Agreement. Further, we can accept instructions from either you or the joint applicant/co-borrower, and notice can be given to either you or the joint applicant/co-borrower, and shall be binding on both and deemed received by all parties.
11. TCPA Consent & Privacy: Notwithstanding any current or prior election to opt in or opt out of receiving telemarketing calls or SMS messages (including text messages) from us, our agents, representatives, affiliates, or anyone calling on our behalf, you expressly consent to be contacted by us, our agents, representatives, affiliates, or anyone calling on our behalf for any and all purposes arising out of or relating to your loan and/or account, at any telephone number, or physical or electronic address you provide or at which you may be reached. You agree we may contact you in any way, including SMS messages (including text messages), calls using prerecorded messages or artificial voice, and calls and messages delivered using auto telephone dialing system or an automatic texting system. Automated messages may be played when the telephone is answered, whether by you or someone else. In the event that an agent or representative calls, he or she may also leave a message on your answering machine, voice mail, or send one via text.
You consent to receive SMS messages (including text messages), calls and messages (including prerecorded and artificial voice and autodialed) from us, our agents, representatives, affiliates or anyone calling on our behalf at the specific number(s) you have provided to us, or numbers we can reasonably associate with your account (through skip trace, caller ID capture or other means), with information or questions about your application, loan and/or account. You certify, warrant and represent that the telephone numbers that you have provided to us are your contact numbers. You represent that you are permitted to receive calls at each of the telephone numbers you have provided to us. You agree to promptly alert us whenever you stop using a particular telephone number.
Your cellular or mobile telephone provider will charge you according to the type of plan you carry. You also agree that we may contact you by e-mail, using any email address you have provided to us or that you provide to us in the future. We may listen to and/or record phone calls between you and our representatives without notice to you as permitted by applicable law. For example, we listen to and record calls for quality monitoring purposes.
12. Assignment; Termination. We may assign this Agreement and the Loan Agreement and Promissory Note, or any of our rights under this Agreement or the Loan Agreement and Promissory Note, in whole or in party at any time. You further understand, acknowledge and agree that Lending Club or another third-party may further sell, assign or transfer your Loan Agreement and Promissory Note and all associated documents and information related to the and the Loan Agreement and Promissory Note without your consent or notice to you. You may not assign, transfer, sublicense or otherwise delegate your rights or obligations under this Agreement to another person without our prior written consent. Any such assignment, transfer, sublicense or delegation in violation of this section 12 shall be null and void.
We may terminate this Agreement and your ability to make loan requests at any time. If you committed fraud or made a misrepresentation in connection with your registration on the Site or any application or request for a loan, performed any prohibited activity, or otherwise failed to abide by the terms of this Agreement, we will have all remedies authorized or permitted by this Agreement and applicable law.
13. Entire Agreement. . This Agreement, and any Loan Agreement and Promissory Note that may be agreed for a loan, represent the entire agreement between you and us regarding the subject matter hereof and supersede all prior or contemporaneous communications, promises and proposals, whether oral,

4

Confidential

written or electronic, between us with respect to your loan request and loan.
14. Electronic Transactions. THIS AGREEMENT IS FULLY SUBJECT TO YOUR CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES, WHICH CONSENT IS SET FORTH IN THE TERMS OF USE FOR THE SITE.
15. Notices. All notices and other communications to you hereunder may be given by email to your registered email address or posted on the Site, and shall be deemed to have been duly given and effective upon transmission. You acknowledge that you have control of such email account and your area on the Site and that communications from us may contain sensitive, confidential, and collections‐related communications. If your registered email address changes, you must notify Lending Club of the change by sending an email to support@lendingclub.com or calling 888-596-3157. You also agree to update your registered residence address and telephone number on the Site if they change.
16. NO WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, WE MAKE NO REPRESENTATIONS OR WARRANTIES TO YOU, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
17. LIMITATION ON LIABILITY. IN NO EVENT SHALL WE BE LIABLE TO YOU FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, WE MAKE NO REPRESENTATION OR WARRANTY TO YOU REGARDING THE EFFECT THAT THE AGREEMENT MAY HAVE UPON YOUR FOREIGN, FEDERAL, STATE OR LOCAL TAX LIABILITY.
18. Choice of Law. We are located in the state of Utah and this Agreement is entered into in the state of Utah. The provisions of this Agreement will be governed by federal laws and the laws of the state of Utah to the extent not preempted, without regard to any principle of conflicts of laws that would require or permit the application of the laws of any other jurisdiction.
19. Miscellaneous. The parties acknowledge that there are no third party beneficiaries to this Agreement (other than Lending Club). Any waiver of a breach of any provision of this Agreement will not be a waiver of any other subsequent breach. Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If at any time after the date of this Agreement, any of the provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality and unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this Agreement. The headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement in any way.
20. Arbitration. RESOLUTION OF DISPUTES: I HAVE READ THIS PROVISION CAREFULLY AND UNDERSTAND THAT IT LIMITS MY RIGHTS IN THE EVENT OF A DISPUTE BETWEEN YOU AND ME. I UNDERSTAND THAT I HAVE THE RIGHT TO REJECT THIS PROVISION AS PROVIDED IN PARAGRAPH (b) BELOW.
a. Either party to this Agreement, or any subsequent holder, may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this section 20 (the “Arbitration Provision”), unless you opt out as provided in section 20(b) below. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us and/or any

5

Confidential

subsequent holder (or persons claiming through or connected with us and/or the subsequent holders), on the other hand, relating to or arising out of this Agreement, any Loan Agreement and Promissory Note(s), the Site, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of section 20(f) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include matters arising as initial claims, counter‐claims, cross-claims, third-party claims, or otherwise. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.
b. You may opt out of this Arbitration Provision for all purposes by sending an arbitration opt out notice to WebBank, c/o Lending Club Corporation, 71 Stevenson St., Suite 300, San Francisco CA, 94105, Attention: Legal Department, which is received at the specified address within 30 days of the date of your electronic acceptance of the terms of this Agreement. The opt out notice must clearly state that you are rejecting arbitration; identify the Agreement to which it applies by date; provide your name, address, and social security number; and be signed by you. You may send an opt out notice in any manner you see fit as long as it is received at the specified address within the specified time. No other methods can be used to opt out of this Arbitration Provision. If the opt out notice is sent on your behalf by a third party, such third party must include evidence of his or her authority to submit the opt out notice on your behalf.
c. The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or Judicial Alternatives and Mediation Services (“JAMS”). The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. If you have any questions concerning the AAA or would like to obtain a copy of the AAA arbitration rules, you may call 1(800) 778-7879 or visit the AAA’s web site at: www.adr.org. If you have any questions concerning JAMS or would like to obtain a copy of the JAMS arbitration rules, you may call 1(800) 352-5267 or visit their web site at: www.jamsadr.com. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.
d. If we (or the subsequent holder) elect arbitration, we (or the subsequent holder, as the case may be) shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). If you elect arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. We (or the subsequent holder, as the case may be) shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or you request that we (or the subsequent holder) pay them and we agree (or the subsequent holder agrees) to do so. Each party shall bear the expense of its own attorneys’ fees, except as otherwise provided by law. If a statute gives you the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.
e. Within 30 days of a final award by the arbitrator, any party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, any opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall

6

Confidential

be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (“FAA”), and may be entered as a judgment in any court of competent jurisdiction.
f. We agree not to invoke our right to arbitrate an individual Claim you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT. Unless consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (a) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party; nor (b) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this section 20(f), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this section 20(f) shall be determined exclusively by a court and not by the administrator or any arbitrator.
g. This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.
h. This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties and/or Lending Club; (ii) the bankruptcy or insolvency of any party or other person; and (iii) any transfer of any loan or Loan Agreement or Promissory Note(s) or any other promissory note(s) which you owe, or any amounts owed on such loans or notes, to any other person or entity. If any portion of this Arbitration Provision other than section 20(f) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If an arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in section 20(f) are finally adjudicated pursuant to the last sentence of section 20(f) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.
THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE OR JURY, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT BEFORE A JUDGE OR JURY UPON ELECTION OF ARBITRATION BY ANY PARTY.

7

Confidential

Exhibit A
LOAN AGREEMENT AND PROMIISSORY NOTE

Borrower name:__________________________________________________________	(not visible to investors)
Borrower address:________________________________________________________	(not visible to investors)
Joint Applicant/Co-Borrower name:__________________________________________	(not visible to investors)
Joint Applicant/Co-Borrower address:________________________________________	(not visible to investors)
$_____________________
_______________, 20____
For value received, I (referred to herein as “Borrower” which for purposes of this Loan Agreement and Promissory Note (the “Note”) includes all parties obligated hereunder, including any joint applicant/co-borrower ) promise to pay to the order of WebBank or any subsequent holder (“you” or “Lender”) of this Note the principal sum of ________________ ($_________) Dollars with interest as set forth below. Borrower intends to be legally bound by this Note. Borrower has read, understood, and agreed to all of the terms of this Note.
Interest Rate. This Note bears interest during each calendar month from the date hereof until paid in full, at a fixed rate of ______ (%) per annum.
Interest Calculation Method. Interest is calculated daily on the basis of a 360-day year with 12 months each of which is 30 days (or 30/360) long, regardless if a month has more or less than 30 days. This Note shall bear interest on any overdue installment of principal and, to the extent permitted by applicable law, on any overdue installment of interest, at the interest rate stated and as calculated above.
Payments. Principal and interest is to be paid during and throughout the period of ________ months in the following manner:
Payments of principal and interest in the amount of ________________ ($______) Dollars are to be made by the Borrower to the Lender commencing _____________, 20_, and on the same day of each successive month thereafter until __________, 20__, when the full amount of unpaid principal, together with unpaid accrued interest is due and payable. If the monthly anniversary is on the 29th, 30th, or 31st of the month, and the following month does not have a 29th, 30th, or 31st day, the monthly payment will be due on the last day of the month in which the payment was due.
Borrower’s last payment might be of a different amount, which could be higher than the monthly installment amounts, to adjust for rounding and/or due to calculation of daily interest charges in certain instances such as a payment due date change or Borrower making a payment after the payment due date. In such cases, the amount of the last monthly payment will be adjusted by the amount necessary to repay the loan in full.
All payments on this Note are to be made in immediately available lawful money of the United States.
Borrower may make loan payments either by check, subject to any applicable check processing fee, or Borrower may authorize any Lender to debit Borrower’s designated account by ACH transfer for the amount of each payment due on each due date. Borrower is responsible for ensuring that all names,

8

Confidential

account, routing or other similar information provided by Borrower to Lender for accounts that Borrower is directing Lender to deliver loan proceeds to (“Directed Accounts”) are accurate and complete. Borrower agrees to hold Lender and Lending Club harmless for any alleged or actual loss, claim, fee or other damage or expense Borrower may suffer related to the failure of a Directed Account to receive such proceeds if such failure was the result (directly or indirectly) of any error in any name, account, routing or other similar information provided by Borrower to Lender. Borrower acknowledges that neither it nor Lending Club have any obligation to confirm or investigate the accuracy or completeness of the information Borrower has provided. Borrower further agrees that if the loan proceeds are rejected by a Directed Account that is not Borrower’s designated bank account that Lender may deliver the loan proceeds into the designated bank account to satisfy our obligation of loan proceed delivery. In all events under this section, interest will begin to accrue as date of issuance of the loan and not upon the actual receipt of proceeds by Borrower or any other designated third-party. If we are unable to deliver loan proceeds to the Directed Account(s) or Borrower’s designated bank account after 14 days from the initial delivery attempt, the loan will be canceled and only in this circumstance will Borrower not owe any interest on the loan.
If Borrower elects to make payments by automatic withdrawal, Borrower has the right to stop payment of these automatic withdrawals or revoke prior authorization for automatic withdrawals by notifying Lender and Lending Club of the exercise of its right to stop a payment or revoke authorization for automatic withdrawals no less than three (3) banking days before Borrower’s next payment due date.
If Borrower elects to make payments by check, Borrower must send the check either by regular mail or by overnight mail or UPS delivery to Wells Fargo Lock Box Services, Dept #34268, 3440 Walnut Ave, Window H, Fremont, CA 94538. There will be a $7 check processing fee per payment, subject to applicable law. Borrower may change its payment method by contacting support@lendingclub.com.
Borrower’s payment method and any necessary authorization do not affect its obligation to pay when due all amounts payable on the Note, whether or not there are sufficient funds in the applicable deposit account. The foregoing authorization is in addition to, and not in limitation of, any rights of setoff Lender may have.
All payments are to be applied first to the payment of all fees, expenses and other amounts due (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after an Event of Default (as defined below), payments will be applied to Borrower’s obligations as Lender determines in its sole discretion.
If this loan is subject to an origination fee, such fee is deducted from the loan proceeds and paid to the Lender. Any origination fee of 5% or less is not refundable regardless of when, or if, the loan is paid in full. Any origination fee amount in excess of 5% is refundable on a prorated basis over the term of the loan when and if the loan is paid in full prior to its maturity date. A partial pre-payment will not result in the refund of any origination fee amount. Borrower acknowledges that the origination fee is considered part of the principal of Borrower’s loan and is subject to the accrual of interest.
If a payment is returned or fails due to insufficient funds in the designated account, Borrower will be charged a fee of $15, to the extent permitted by applicable law. An unsuccessful payment fee will be assessed for each failed attempt, up to three times total for a single payment. The bank that holds Borrower’s deposit account may assess its own fee in addition to the fee assessed under this Note. If Borrower’s payment is more than 15 days late, a late fee may be charged in an amount equal to the greater

9

Confidential

of 5% of the outstanding payment or $15, to the extent permitted by applicable law. Only one late fee will be charged on each late payment. Any payment received after 3:00 P.M., Mountain Time, on a banking day is deemed received on the next succeeding banking day. Borrower authorizes Lender to deduct any fees due by ACH transfers initiated to the deposit account on file for Borrower.
Prepayments and Partial Payments. Borrower may make any payment early, in whole or in part, without penalty or premium at any time. Any partial prepayment is applied against the principal amount outstanding and does not postpone the due date of any subsequent monthly payment, unless expressly agreed to in writing. If Borrower prepays this Note in part, Borrower agrees to continue to make regularly scheduled payments until all amounts due under this Note are paid. Lender may accept late payments or partial payments, even though marked “paid in full”, without losing any rights under this Note. Any regularly scheduled monthly installment of principal and interest that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due.
Use of Funds. Borrower certifies that the proceeds of the loan will not be used for the purpose of purchasing or carrying any securities or to fund any illegal activity, or to fund any post-secondary educational expenses, including, but not limited to, tuition, fees, books, supplies, miscellaneous expenses, or room and board.
Default. Borrower will be deemed in default (each, an “Event of Default”) of Borrower’s obligations under this Note if Borrower: (1) fails to pay timely any amount due on the loan; (2) files or has instituted against it or any joint applicant/co-borrower any bankruptcy or insolvency proceedings or make any assignment for the benefit of creditors; (3) commits fraud or makes any material misrepresentation in this Note, or in any other documents, applications or related materials delivered to Lender in connection with its loan or (4) fails to abide by the terms of this Note or the Borrower Agreement. Upon the occurrence of an Event of Default, Lender may exercise all remedies available under applicable law and this Note, including without limitation demand that Borrower immediately pay all amounts owed on this Note.
Lender may report information about Borrower’s account to credit bureaus. Should there be more than one Borrower, Lender will report that loan account to the credit bureaus in the names of all Borrowers. Late payments, missed payments, or other defaults on an account may be reflected in Borrower’s credit report. Borrower agrees to pay all costs of collecting any delinquent payments, including reasonable attorneys’ fees, as permitted by applicable law.
Joint and Several Liability.
The liability of any joint applicant/co-borrower to repay in full this loan is in addition to and not in lieu of the obligations of the primary Borrower to repay the loan in full. The joint applicant/co-borrower agrees to abide by the terms and conditions of this Note or any other agreements or documents provide or executed as part of the application process, as if an original signatory.
Lender (or its designee) has sole discretion to proceed against both the Borrower and any joint applicant/co-borrower to recover all the amounts due under this Note. Further, Lender (or its designee) can accept instructions from either Borrower or the joint applicant/co-borrower, and notice given to either party shall be binding on both parties and all disclosures provided to a party will be deemed simultaneously received by all parties.
Loan Charges. If a law that applies to the Loan and sets maximum loan charges is finally interpreted so that the interest or other loan charges collected or to be collected in connection with the Loan exceed the

10

Confidential

permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from Borrower that exceeded permitted limits will be refunded to Borrower. Lender may choose to make this refund by reducing the principal owed under this Note or by making a direct payment to Borrower.
Electronic Transactions. THIS AGREEMENT IS FULLY SUBJECT TO BORROWER’S CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES, WHICH CONSENT IS SET FORTH IN THE TERMS OF USE FOR THE SITE. BORROWER EXPRESSLY AGREES THAT THE NOTE IS A “TRANSFERABLE RECORD” FOR ALL PURPOSES UNDER THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT AND THE UNIFORM ELECTRONIC TRANSACTIONS ACT.
Miscellaneous.
Lender may, without notice to Borrower, assign all of its right, title and interest in this Note to any other third-party. Borrower further understands, acknowledges and agrees that any assignee may sell, assign or transfer the Note and all associated documents and information related to the Note without Borrower’s consent or delivery of notice. Borrower may not assign this Note without the prior written consent of Lender. This Note inures to the successors, permitted assigns, heirs and representatives of Borrower and Lender.
Borrower hereby waives demand, notice of non-payment, protest, and all other notices or demands whatsoever, and hereby consents that without notice to and without releasing the liability of any party, the obligations evidenced by this Note may from time to time, in whole or part, be renewed, extended, modified, accelerated, compromised, settled or released by Lender.
Any changes to this Note must be in writing signed by Borrower and Lender. Notices will be provided electronically to Borrower’s account, unless Borrower has opted out of electronic delivery and then will be mailed to the addresses then on record.
This Note is subject to the arbitration provisions of the Borrower Agreement between Lender and Borrower, which is incorporated by reference into this Note.
Controlling Law. Lender is located in the State of Utah and this Note is executed and delivered in the State of Utah and is a contract made under such state’s law. The provisions of this Note will be governed by federal laws and the laws of the State of Utah to the extent not preempted, without regard to any principle of conflicts of law. The unenforceability of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note.
STATE LAW NOTICES:
CALIFORNIA RESIDENTS ONLY: A married applicant may apply for a separate account. If Lender takes any adverse action as defined by § 1785.3 of the California Civil Code and the adverse action is based, in whole or in part, on any information contained in a consumer credit report, Borrower has the right to obtain within 60 days a free copy of Borrower’s consumer credit report from the consumer reporting agency who furnished the consumer credit report and from any other consumer credit reporting agency that complies and maintains files on consumers on a nationwide basis.
CALIFORNIA AND UTAH RESIDENTS: As required by California and Utah law, Borrower is hereby notified that a negative credit report reflecting on Borrower’s credit record may be submitted to a credit

11

Confidential

reporting agency if Borrower fails to fulfill the terms of Borrower’s credit obligations.
KANSAS: NOTICE TO CONSUMER: 1. Do not sign this Note before you read it. 2. You are entitled to a copy of this Note. 3. You may prepay the unpaid balance at any time without penalty.
MARYLAND RESIDENTS ONLY: Lender elects to make this loan pursuant to Subtitle 10 (Credit Grantor Closed End Credit provisions) of Title 12 of the Maryland Commercial Law Article only to the extent that such provisions are not inconsistent with Lender’s authority under federal law (12 U.S.C. § 85, § 1463(g), or § 1831d, as appropriate) and related regulations and interpretations, which authority Lender expressly reserves.
MASSACHUSETTS RESIDENTS ONLY: Massachusetts law prohibits discrimination based upon marital status or sexual orientation.
MISSOURI AND NEBRASKA RESIDENTS: ORAL LOAN AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF SUCH DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER(S) AND THE LENDER AND ANY HOLDER OF THIS NOTE FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
NEW JERSEY RESIDENTS: The section headings of the Note are a table of contents and not contract terms. Portions of this Note with references to actions taken to the extent of applicable law apply to acts or practices that New Jersey law permits or requires. In this Note, actions or practices (i) by which Lender is or may be permitted by “applicable law” are permitted by New Jersey law, and (ii) that may be or will be taken by Lender unless prohibited by “applicable law” are permitted by New Jersey law.
NEW YORK, RHODE ISLAND and VERMONT RESIDENTS: : Borrower understands and agrees that Lender may obtain a consumer credit report in connection with this application and in connection with any update, renewals for extension of any credit as a result of this application. If Borrower asks, Borrower will be informed whether or not such a report was obtained, and if so, the name and address of the agency that furnished the report. Borrower also understands and agrees that Lender may obtain a consumer credit report in connection with the review or collection of any loan made to Borrower as a result of this application or for other legitimate purposes related to such loans.
OHIO RESIDENTS ONLY: The Ohio laws against discrimination require that all creditors make credit equally available to all credit-worthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio Civil Rights Commission administers compliance with the law.
WASHINGTON RESIDENTS ONLY: Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.
WISCONSIN RESIDENTS ONLY: For married Wisconsin residents, Borrower’s signature confirms that this loan obligation is being incurred in the interest of Borrower’s marriage or family. No provision of any marital property agreement (pre-marital agreement), unilateral statement under § 766.59 of the Wisconsin statutes or court decree under § 766.70 adversely affects Lender’s interest unless, prior to the time that the loan is approved, Lender is furnished with a copy of the marital property agreement, statement, or decree

12

Confidential

or have actual knowledge of the adverse provision. If this loan for which Borrower is applying is granted, Borrower will notify Lender if Borrower has a spouse who needs to receive notification that credit has been extended to Borrower.
SCREEN NAME OF BORROWER & CO-BORROWER (if any)
BY: LENDINGCLUB CORPORATION
ATTORNEY-IN-FACT FOR BORROWER and CO-BORROWER (if any)
(SIGNED ELECTRONICALLY)

13

Confidential

Exhibit B

WBK PRIVACY NOTICE

FACTS
WHAT DOES WEBBANK DO WITH YOUR PERSONAL INFORMATION IN CONNECTION WITH YOUR LENDINGCLUB ACCOUNT?

Why?
Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?
The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•	Social Security number and transaction history

•	Account balances and payment history

•	Credit history and credit scores
When you are no longer our customer, we continue to share your information as described in this notice.

How?
All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons WebBank chooses to share; and whether you can limit this sharing.

14

Confidential

Reasons we can share your personal information	Does WebBank share?	Can you limit this sharing?
For our everyday business purposes - such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	YES	NO
For our marketing purposes - to offer our products and services to you	YES	NO
For joint marketing with other financial companies	NO	We don’t share
For our affiliates’ everyday business purposes - information about your transactions and experiences	NO	We don’t share
For our affiliates’ everyday business purposes - information about your creditworthiness	NO	We don’t share
For our affiliates to market to you	NO	We don’t share
For non-affiliates to market to you	NO	We don’t share
Questions?
Call (888) 596-3157

15

Confidential

What we do
How does WebBank protect my personal information?
To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does WebBank collect my personal information?
We collect your personal information, for example, when you
● Open an account or pay us by check
● Provide account information or give us your contact information
● Show your driver’s license
We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?
Federal law gives you the right to limit only
● Sharing for affiliates’ everyday business purposes-information about your creditworthiness
● Affiliates from using your information to market to you
● Sharing for non-affiliates companies to market to you
State laws and individual companies may give you additional rights to limit sharing.

What happens when I limit sharing for an account I hold jointly with someone else?	WebBank does not offer joint LendingClub accounts.
Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. ● WebBank does not share with our affiliates Sharing
Non-affiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ● WebBank does not share with non-affiliates so they can market to you
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ● WebBank doesn’t jointly market

16

Exhibit E
Bank Secrecy Act Policy

[***]

Exhibit F

Sample Funding Statement

Issue Date	Draw ID	Loan ID	Product Name	Total Loan Amount	Trust Loan Amount	Non-Trust Loan Amount	Direct Buyers Loan Amount	3CA Loan Amount	Total Orig Fees	To Borrower	Disbursement Method	3rd Party	To 3rd Party	Loan Issuance Funding	Loan Purchase Funding

Exhibit G

Third-Party Service Contractors

Third-Party Service Contractor	Service Provided
[***]	[***]

Exhibit H

Insurance Requirements

(a)    From the Effective Date and until termination of this Agreement, Company will maintain insurance of the following kinds and amounts, or in amounts required by Applicable Laws, whichever is greater.
(i)    A blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers and employees acting in any capacity with regard to handling funds, money, or documents. The fidelity bond and errors and omissions insurance shall be in a form reasonably acceptable to Bank and shall protect and insure against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this paragraph requiring the fidelity bond and errors and omissions insurance shall diminish or relieve Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least $1,000,000, with the exception of $500,000 minimum coverage for forgery.
(ii)    Commercial general liability insurance written on an occurrence basis against claims on account of bodily injury, death or property damage. Such insurance shall have a combined single limit of not less than $1,000,000 per occurrence and $1,000,000 annual aggregate for bodily injury, death and property damage.
(iii)    Worker’s Compensation and employers’ liability insurance affording (A) protection under the Worker’s Compensation Law containing an all states endorsement and (B) Employers’ Liability Protection subject to a limit of not less than $500,000.
(iv)    Upon reasonable request by Bank, such other insurance as may be maintained by Persons engaged in the same or similar business and similarly situated.

(b)    Insurance policies required to be maintained hereunder shall be procured from insurance companies reasonably acceptable to Bank. Liability insurance limits may be provided through any combination of primary and/or excess insurance policies. If requested by Bank, Company shall cause to be delivered to Bank annually a certified true copy of each fidelity bond and insurance policy required under this Agreement.

Exhibit I

Program Compliance Manual

[***]